ACE Securities Corp. Home Equity Loan Trust Series 2006-ASAP5	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$795,572,000 (Approximate)
Home Equity Loan Trust Series 2006-ASAP5

ACE Securities Corp (Depositor) ACE Securities Corp Home Equity Loan Trust, Series 2006-ASAP5 (Issuing Entity)

September 20, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED September 20, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-ASAP5
$795,572,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1A	204,109,000	Float	2.31	1 - 81	0	ACT/360	October 2036	AAA / Aaa
A-1B	124,883,000	Float	2.35	1 - 81	0	ACT/360	October 2036	AAA / Aaa
A-2A	146,687,000	Float	1.00	1 - 22	0	ACT/360	October 2036	AAA / Aaa
A-2B	66,584,000	Float	2.00	22 - 28	0	ACT/360	October 2036	AAA / Aaa
A-2C	67,524,000	Float	3.50	28 - 69	0	ACT/360	October 2036	AAA / Aaa
A-2D	32,976,000	Float	6.59	69 - 81	0	ACT/360	October 2036	AAA / Aaa
M-1	29,915,000	Float	4.84	45 - 81	0	ACT/360	October 2036	AA+ / Aa1
M-2	26,276,000	Float	4.73	42 - 81	0	ACT/360	October 2036	AA+ / Aa2
M-3	15,362,000	Float	4.68	41 - 81	0	ACT/360	October 2036	AA+ / Aa3
M-4	14,149,000	Float	4.64	40 - 81	0	ACT/360	October 2036	AA / A1
M-5	13,745,000	Float	4.62	39 - 81	0	ACT/360	October 2036	AA / A2
M-6	12,532,000	Float	4.60	39 - 81	0	ACT/360	October 2036	AA- / A3
M-7	12,128,000	Float	4.58	38 - 81	0	ACT/360	October 2036	A+ / Baa1
M-8	8,489,000	Float	4.57	38 - 81	0	ACT/360	October 2036	A / Baa2
M-9	8,085,000	Float	4.56	37 - 81	0	ACT/360	October 2036	A- / Baa3
M-10	4,043,000	Float	4.54	37 - 81	0	ACT/360	October 2036	BBB+ / Ba1
M-11	8,085,000	Float	4.42	37 - 81	0	ACT/360	October 2036	BBB- / Ba2

Total	$795,572,000

Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1A Certificates and the Class A-1B Certificates, (together the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1A Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group 1A Mortgage Loans”), the Class A-1B Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group 1B Mortgage Loans”), and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group 2 Mortgage Loans”).

The Group 1 Mortgage Loans will be further divided into two groups, the Group 1A Mortgage Loans and the Group 1B Mortgage Loans. The Mezzanine Certificates are backed by the Group 1 Mortgage Loans and Group 2 Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered Certificates.” The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rates on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 5,215 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $808,505,850 as of the Cut-off Date subject to a permitted variance of +/- 10%. The Mortgage Loans will be separated into three groups. The Group 1A Mortgage Loans will represent approximately 1,924 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $256,740,978, the Group 1B Mortgage Loans will represent approximately 1,222 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $157,085,662, and the Group 2 Mortgage Loans will represent approximately 2,069 conforming and non-conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $394,679,210.

Class A Certificates:	Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates
Depositor:	ACE Securities Corp. (“ACE”)
Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP5. The Issuing Entity is also referred to herein as the trust.
Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association
Servicer:	Ocwen Loan Servicing, LLC
Trustee:	HSBC Bank USA, National Association
Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company
Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)
Underwriter:	Deutsche Bank Securities Inc.
Swap Provider:	TBD
Cap Provider:	TBD
Cut-off Date:	September 1, 2006
Expected Pricing:	Week of September 18, 2006
Expected Closing Date:	On or about September 28, 2006
Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in October 2006.
Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month in which the Distribution Date occurs and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5200% for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.
Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the amount of the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of the compensation payable to the Master Servicer for the related Distribution Date.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable by the Servicer. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 1.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 3.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 41.00%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

	Class	(S/M)	Initial CE %	CE % On/After Step Down Date
	A	AAA / Aaa	20.50%	41.00%
	M-1	AA+ / Aa1	16.80%	33.60%
	M-2	AA+ / Aa2	13.55%	27.10%
	M-3	AA+ / Aa3	11.65%	23.30%
	M-4	AA / A1	9.90%	19.80%
	M-5	AA / A2	8.20%	16.40%
	M-6	AA- / A3	6.65%	13.30%
	M-7	A+ / Baa1	5.15%	10.30%
	M-8	A / Baa2	4.10%	8.20%
	M-8	A- / Baa3	3.10%	6.20%
	M-10	BBB+ / Ba1	2.60%	5.20%
	M-11	BBB- / Ba2	1.60%	3.20%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment payable to the Swap Provider and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1A, Class A-1B, and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group 1A Allocation Percentage, Group 1B Allocation Percentage or Group 2 Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider (not caused by the occurrence of a Swap Provider trigger event) for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B Certificates, and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group 1A Allocation Percentage: The aggregate principal balance of the Group 1A Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1A Mortgage Loans, Group 1B Mortgage Loans and the Group 2 Mortgage Loans.
Group 1B Allocation Percentage: The aggregate principal balance of the Group 1B Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1A Mortgage Loans, Group 1B Mortgage Loans and the Group 2 Mortgage Loans.

Group 2 Allocation Percentage: The aggregate principal balance of the Group 2 Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1A Mortgage Loans, Group 1B Mortgage Loans and the Group 2 Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASAP5 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Group IA Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group IA Cap Agreement” which will be effective commencing on the Distribution Date in October 2006 and ending immediately following the Distribution Date in March 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1A and Mezzanine Certificates as described herein. The Group IA Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group IA Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1A Certificates, Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group IB Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group IB Cap Agreement” which will be effective commencing on the Distribution Date in October 2006 and ending immediately following the Distribution Date in March 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1B and Mezzanine Certificates as described herein. The Group IB Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group IB Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1B Certificates, Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement” which will be effective commencing on the Distribution Date in October 2006 and ending immediately following the Distribution Date in March 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates, and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $719,985,572. Beginning with the Distribution Date in April 2007, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.13]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group 1A Mortgage Loans (in the case of the Class A-1A Certificates), the principal remittance for the Group 1B Mortgage Loans (in the case of the Class A-1B Certificates), or the principal remittance amount for the Group 2 Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment (or portion thereof) paid by the Swap Provider and available to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A-1A Certificates will be an amount such that the Class A-1A Certificates will maintain approximately a 41.00% Credit Enhancement Percentage, principal paid on the Class A-1B Certificates will be an amount such that the Class A-1B Certificates will maintain approximately a 41.00% Credit Enhancement Percentage and principal paid on the Class A-2 Certificates will be an amount such that the Class A-2 Certificates will maintain approximately a 41.00% Credit Enhancement Percentage. The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1A, Class A-1B and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 33.60% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 27.10% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 23.30% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 19.80% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 16.40% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 13.30% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 10.30% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 8.20% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 6.20% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 5.20% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 3.20% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

	Class	After Optional Termination
	A	2 x related Margin
	M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the below applicable percentages of the Credit Enhancement Percentages for the most senior class of Class A and Mezzanine Certificates then outstanding:

	Class		Percentage
	Class A Certificates		38.85%
	Class M-1 Certificates		47.41%
	Class M-2 Certificates		58.78%
	Class M-3 Certificates		68.36%
	Class M-4 Certificates		80.45%
	Class M-5 Certificates		97.12%
	Class M-6 Certificates		119.76%
	Class M-7 Certificates		154.65%
	Class M-8 Certificates		194.25%
	Class M-9 Certificates		256.91%
	Class M-10 Certificates		306.32%
	Class M-11 Certificates		497.77%

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring in		Percentage
	October 2008 to September 2009		1.35%, plus 1/12th of 1.70% for each month thereafter
	October 2009 to September 2010		3.05%, plus 1/12th of 1.70% for each month thereafter
	October 2010 to September 2011		4.75%, plus 1/12th of 1.35% for each month thereafter
	October 2011 to September 2012		6.10%, plus 1/12th of 0.65% for each month thereafter
	October 2012 and thereafter		6.75%

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Non-offered Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
4.  To pay any unpaid allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
5.  To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described in I.2 above.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.
* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust Trust (exclusive of the reserve fund, the Group IA Cap Agreement, the Group IB Cap Agreement, the Group II Cap Agreement, certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Cap Schedules

Group IA Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)
10/25/2006	256,740,978.00	7.50
11/25/2006	254,711,790.00	7.50
12/25/2006	252,239,240.00	7.50
1/25/2007	249,326,760.00	7.50
2/25/2007	245,979,775.00	7.50
3/25/2007	242,206,025.00	7.50

Group IB Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)
10/25/2006	157,085,662.00	7.50
11/25/2006	155,842,558.00	7.50
12/25/2006	154,331,661.00	7.50
1/25/2007	152,554,956.00	7.50
2/25/2007	150,515,794.00	7.50
3/25/2007	148,218,907.00	7.50

Group II Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)
10/25/2006	394,679,210.00	7.50
11/25/2006	391,629,433.00	7.50
12/25/2006	387,901,087.00	7.50
1/25/2007	383,498,678.00	7.50
2/25/2007	378,430,186.00	7.50
3/25/2007	372,707,119.00	7.50

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
10/25/2006	0	5/25/2009	156,833,818
11/25/2006	0	6/25/2009	149,775,663
12/25/2006	0	7/25/2009	143,040,473
1/25/2007	0	8/25/2009	136,613,331
2/25/2007	0	9/25/2009	130,481,631
3/25/2007	0	10/25/2009	124,630,215
4/25/2007	719,985,572	11/25/2009	119,045,711
5/25/2007	698,228,539	12/25/2009	113,715,758
6/25/2007	674,692,377	1/25/2010	108,628,581
7/25/2007	649,501,814	2/25/2010	103,772,956
8/25/2007	622,842,072	3/25/2010	99,138,192
9/25/2007	597,004,811	4/25/2010	94,714,101
10/25/2007	572,234,850	5/25/2010	90,490,942
11/25/2007	548,495,423	6/25/2010	86,459,448
12/25/2007	525,743,544	7/25/2010	82,610,785
1/25/2008	503,938,026	8/25/2010	78,936,532
2/25/2008	483,039,402	9/25/2010	75,428,660
3/25/2008	463,009,857	10/25/2010	72,079,514
4/25/2008	443,813,155	11/25/2010	68,881,799
5/25/2008	425,414,574	12/25/2010	65,828,555
6/25/2008	407,744,101	1/25/2011	62,913,150
7/25/2008	390,397,280	2/25/2011	60,129,259
8/25/2008	334,950,493	3/25/2011	57,470,852
9/25/2008	285,052,372	4/25/2011	54,932,179
10/25/2008	243,494,335	5/25/2011	52,507,755
11/25/2008	209,091,243	6/25/2011	50,192,354
12/25/2008	197,599,143	7/25/2011	47,980,990
1/25/2009	188,622,508	8/25/2011	45,868,814
2/25/2009	180,107,265	9/25/2011	43,842,598
3/25/2009	171,982,709	10/25/2011	41,906,914
4/25/2009	164,230,666	11/25/2011	40,058,306
		12/25/2011	38,292,808

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	20.79	4.34	2.31	1.64	1.27
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Mar-09

A-1B	Avg Life	20.59	4.39	2.35	1.70	1.29
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Apr-09

A-2A	Avg Life	14.24	1.51	1.00	0.84	0.69
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	May-27	Jun-09	Jul-08	Mar-08	Nov-07

A-2B	Avg Life	22.75	3.63	2.00	1.77	1.47
	First Payment Date	May-27	Jun-09	Jul-08	Mar-08	Nov-07
	Last Payment Date	Sep-31	Aug-11	Jan-09	Sep-08	Jun-08

A-2C	Avg Life	27.14	7.39	3.50	2.22	1.92
	First Payment Date	Sep-31	Aug-11	Jan-09	Sep-08	Jun-08
	Last Payment Date	Sep-35	Sep-17	Jun-12	Jun-09	Oct-08

A-2D	Avg Life	29.48	12.54	6.59	4.05	2.26
	First Payment Date	Sep-35	Sep-17	Jun-12	Jun-09	Oct-08
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Apr-09

M-1	Avg Life	27.51	8.43	4.84	4.99	3.45
	First Payment Date	Sep-30	Sep-10	Jun-10	May-11	Apr-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-2	Avg Life	27.51	8.43	4.73	4.52	3.74
	First Payment Date	Sep-30	Sep-10	Mar-10	Oct-10	Jun-10
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-3	Avg Life	27.51	8.43	4.68	4.26	3.74
	First Payment Date	Sep-30	Sep-10	Feb-10	Jul-10	May-10
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-4	Avg Life	27.51	8.43	4.64	4.12	3.58
	First Payment Date	Sep-30	Sep-10	Jan-10	May-10	Feb-10
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-5	Avg Life	27.51	8.43	4.62	4.02	3.41
	First Payment Date	Sep-30	Sep-10	Dec-09	Mar-10	Dec-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	27.51	8.43	4.60	3.94	3.28
	First Payment Date	Aug-30	Sep-10	Dec-09	Feb-10	Oct-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-7	Avg Life	27.51	8.43	4.58	3.88	3.19
	First Payment Date	Aug-30	Sep-10	Nov-09	Jan-10	Aug-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-8	Avg Life	27.51	8.43	4.57	3.83	3.12
	First Payment Date	Aug-30	Sep-10	Nov-09	Dec-09	Jul-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-9	Avg Life	27.51	8.43	4.56	3.80	3.07
	First Payment Date	Aug-30	Sep-10	Oct-09	Nov-09	Jul-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-10	Avg Life	27.51	8.43	4.54	3.77	3.03
	First Payment Date	Aug-30	Sep-10	Oct-09	Nov-09	Jun-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

M-11	Avg Life	27.45	8.19	4.42	3.67	2.94
	First Payment Date	Aug-30	Sep-10	Oct-09	Oct-09	Jun-09
	Last Payment Date	Apr-36	Jul-19	Jun-13	Oct-11	Jun-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	20.80	4.65	2.50	1.78	1.27
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Aug-36	Mar-32	Nov-21	Jul-18	Mar-09

A-1B	Avg Life	20.61	4.72	2.57	1.86	1.29
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Aug-36	Aug-32	Feb-22	Dec-18	Apr-09

A-2A	Avg Life	14.24	1.51	1.00	0.84	0.69
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	May-27	Jun-09	Jul-08	Mar-08	Nov-07

A-2B	Avg Life	22.75	3.63	2.00	1.77	1.47
	First Payment Date	May-27	Jun-09	Jul-08	Mar-08	Nov-07
	Last Payment Date	Sep-31	Aug-11	Jan-09	Sep-08	Jun-08

A-2C	Avg Life	27.14	7.39	3.50	2.22	1.92
	First Payment Date	Sep-31	Aug-11	Jan-09	Sep-08	Jun-08
	Last Payment Date	Sep-35	Sep-17	Jun-12	Jun-09	Oct-08

A-2D	Avg Life	29.63	15.38	8.51	5.51	2.26
	First Payment Date	Sep-35	Sep-17	Jun-12	Jun-09	Oct-08
	Last Payment Date	Aug-36	Dec-31	Aug-21	Sep-18	Apr-09

M-1	Avg Life	27.56	9.21	5.35	5.53	5.56
	First Payment Date	Sep-30	Sep-10	Jun-10	May-11	Apr-09
	Last Payment Date	Aug-36	May-29	Nov-19	Nov-16	Jul-15

M-2	Avg Life	27.56	9.18	5.22	4.91	4.70
	First Payment Date	Sep-30	Sep-10	Mar-10	Oct-10	Oct-10
	Last Payment Date	Aug-36	Feb-28	Jan-19	Mar-16	Sep-13

M-3	Avg Life	27.56	9.15	5.14	4.63	4.10
	First Payment Date	Sep-30	Sep-10	Feb-10	Jul-10	May-10
	Last Payment Date	Aug-36	Mar-27	May-18	Sep-15	Apr-13

M-4	Avg Life	27.56	9.12	5.09	4.48	3.84
	First Payment Date	Sep-30	Sep-10	Jan-10	May-10	Feb-10
	Last Payment Date	Aug-36	Jul-26	Dec-17	Apr-15	Jan-13

M-5	Avg Life	27.56	9.08	5.04	4.36	3.65
	First Payment Date	Sep-30	Sep-10	Dec-09	Mar-10	Dec-09
	Last Payment Date	Aug-36	Oct-25	Jun-17	Dec-14	Oct-12

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	27.55	9.03	4.98	4.24	3.50
	First Payment Date	Aug-30	Sep-10	Dec-09	Feb-10	Oct-09
	Last Payment Date	Jul-36	Dec-24	Dec-16	Jul-14	Jun-12

M-7	Avg Life	27.55	8.94	4.92	4.14	3.38
	First Payment Date	Aug-30	Sep-10	Nov-09	Jan-10	Aug-09
	Last Payment Date	Jul-36	Dec-23	Apr-16	Jan-14	Feb-12

M-8	Avg Life	27.55	8.83	4.84	4.04	3.27
	First Payment Date	Aug-30	Sep-10	Nov-09	Dec-09	Jul-09
	Last Payment Date	Jul-36	Sep-22	Jul-15	Jun-13	Aug-11

M-9	Avg Life	27.55	8.72	4.74	3.94	3.17
	First Payment Date	Aug-30	Sep-10	Oct-09	Nov-09	Jul-09
	Last Payment Date	Jul-36	Aug-21	Nov-14	Dec-12	Apr-11

M-10	Avg Life	27.53	8.55	4.61	3.83	3.07
	First Payment Date	Aug-30	Sep-10	Oct-09	Nov-09	Jun-09
	Last Payment Date	Jun-36	Aug-20	Feb-14	Apr-12	Oct-10

M-11	Avg Life	27.45	8.19	4.42	3.67	2.94
	First Payment Date	Aug-30	Sep-10	Oct-09	Oct-09	Jun-09
	Last Payment Date	Apr-36	Sep-19	Jul-13	Nov-11	Jul-10

Class A-1A Net WAC Schedule*			Class A-1A Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	10/25/2006	21.240	46	7/25/2010	18.054
2	11/25/2006	20.113	47	8/25/2010	17.710
3	12/25/2006	20.366	48	9/25/2010	17.634
4	1/25/2007	20.113	49	10/25/2010	17.889
5	2/25/2007	20.113	50	11/25/2010	17.445
6	3/25/2007	20.929	51	12/25/2010	17.704
7	4/25/2007	22.047	52	1/25/2011	17.283
8	5/25/2007	21.981	53	2/25/2011	17.288
9	6/25/2007	21.702	54	3/25/2011	18.373
10	7/25/2007	21.601	55	4/25/2011	17.135
11	8/25/2007	21.275	56	5/25/2011	17.410
12	9/25/2007	21.052	57	6/25/2011	16.967
13	10/25/2007	20.941	58	7/25/2011	17.246
14	11/25/2007	20.617	59	8/25/2011	16.822
15	12/25/2007	20.518	60	9/25/2011	16.768
16	1/25/2008	20.200	61	10/25/2011	17.062
17	2/25/2008	19.995	62	11/25/2011	16.620
18	3/25/2008	20.052	63	12/25/2011	16.911
19	4/25/2008	19.605	64	1/25/2012	12.360
20	5/25/2008	19.546	65	2/25/2012	12.360
21	6/25/2008	19.231	66	3/25/2012	13.215
22	7/25/2008	19.664	67	4/25/2012	12.360
23	8/25/2008	20.001	68	5/25/2012	12.766
24	9/25/2008	19.132	69	6/25/2012	12.349
25	10/25/2008	18.536	70	7/25/2012	12.755
26	11/25/2008	17.572	71	8/25/2012	12.344
27	12/25/2008	17.630	72	9/25/2012	12.346
28	1/25/2009	17.408	73	10/25/2012	12.755
29	2/25/2009	17.755	74	11/25/2012	12.338
30	3/25/2009	18.490	75	12/25/2012	12.743
31	4/25/2009	17.520	76	1/25/2013	12.327
32	5/25/2009	17.660	77	2/25/2013	12.327
33	6/25/2009	17.271	78	3/25/2013	13.649
34	7/25/2009	17.638	79	4/25/2013	12.325
35	8/25/2009	18.010	80	5/25/2013	12.730
36	9/25/2009	17.980	81	6/25/2013	12.314
37	10/25/2009	18.172
38	11/25/2009	17.754
39	12/25/2009	17.950
40	1/25/2010	17.699
41	2/25/2010	18.156
42	3/25/2010	19.181
43	4/25/2010	17.989
44	5/25/2010	18.225
45	6/25/2010	17.782

*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month LIBOR: 20%; 1 Year LIBOR: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

Class A-1B Net WAC Schedule*			Class A-1B Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	10/25/2006	21.232	46	7/25/2010	17.461
2	11/25/2006	20.106	47	8/25/2010	17.118
3	12/25/2006	20.359	48	9/25/2010	17.038
4	1/25/2007	20.106	49	10/25/2010	17.271
5	2/25/2007	20.106	50	11/25/2010	16.845
6	3/25/2007	20.921	51	12/25/2010	17.082
7	4/25/2007	22.039	52	1/25/2011	16.675
8	5/25/2007	21.973	53	2/25/2011	16.659
9	6/25/2007	21.697	54	3/25/2011	17.673
10	7/25/2007	21.595	55	4/25/2011	16.501
11	8/25/2007	21.269	56	5/25/2011	16.752
12	9/25/2007	21.046	57	6/25/2011	16.331
13	10/25/2007	20.936	58	7/25/2011	16.590
14	11/25/2007	20.612	59	8/25/2011	16.175
15	12/25/2007	20.514	60	9/25/2011	16.123
16	1/25/2008	20.193	61	10/25/2011	16.392
17	2/25/2008	19.988	62	11/25/2011	15.970
18	3/25/2008	20.035	63	12/25/2011	16.238
19	4/25/2008	19.589	64	1/25/2012	11.708
20	5/25/2008	19.518	65	2/25/2012	11.703
21	6/25/2008	19.205	66	3/25/2012	12.512
22	7/25/2008	19.620	67	4/25/2012	11.699
23	8/25/2008	19.765	68	5/25/2012	12.081
24	9/25/2008	18.926	69	6/25/2012	11.685
25	10/25/2008	18.319	70	7/25/2012	12.068
26	11/25/2008	17.353	71	8/25/2012	11.673
27	12/25/2008	17.404	72	9/25/2012	11.675
28	1/25/2009	17.178	73	10/25/2012	12.059
29	2/25/2009	17.453	74	11/25/2012	11.662
30	3/25/2009	18.162	75	12/25/2012	12.044
31	4/25/2009	17.223	76	1/25/2013	11.648
32	5/25/2009	17.349	77	2/25/2013	11.643
33	6/25/2009	16.969	78	3/25/2013	12.892
34	7/25/2009	17.304	79	4/25/2013	11.639
35	8/25/2009	17.559	80	5/25/2013	12.019
36	9/25/2009	17.530	81	6/25/2013	11.623
37	10/25/2009	17.709
38	11/25/2009	17.300
39	12/25/2009	17.479
40	1/25/2010	17.228
41	2/25/2010	17.591
42	3/25/2010	18.562
43	4/25/2010	17.429
44	5/25/2010	17.644
45	6/25/2010	17.217

*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month LIBOR: 20%; 1 Year LIBOR: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	10/25/2006	21.035	46	7/25/2010	17.738
2	11/25/2006	19.934	47	8/25/2010	17.369
3	12/25/2006	20.182	48	9/25/2010	17.314
4	1/25/2007	19.934	49	10/25/2010	17.559
5	2/25/2007	19.934	50	11/25/2010	17.126
6	3/25/2007	20.731	51	12/25/2010	17.375
7	4/25/2007	21.868	52	1/25/2011	16.957
8	5/25/2007	21.796	53	2/25/2011	16.924
9	6/25/2007	21.524	54	3/25/2011	17.986
10	7/25/2007	21.416	55	4/25/2011	16.787
11	8/25/2007	21.098	56	5/25/2011	17.050
12	9/25/2007	20.875	57	6/25/2011	16.619
13	10/25/2007	20.759	58	7/25/2011	16.894
14	11/25/2007	20.441	59	8/25/2011	16.482
15	12/25/2007	20.337	60	9/25/2011	16.418
16	1/25/2008	20.022	61	10/25/2011	16.695
17	2/25/2008	19.818	62	11/25/2011	16.265
18	3/25/2008	19.853	63	12/25/2011	16.544
19	4/25/2008	19.419	64	1/25/2012	12.007
20	5/25/2008	19.353	65	2/25/2012	12.008
21	6/25/2008	19.165	66	3/25/2012	12.836
22	7/25/2008	19.409	67	4/25/2012	12.003
23	8/25/2008	19.772	68	5/25/2012	12.398
24	9/25/2008	18.937	69	6/25/2012	11.992
25	10/25/2008	18.334	70	7/25/2012	12.389
26	11/25/2008	17.381	71	8/25/2012	11.989
27	12/25/2008	17.477	72	9/25/2012	11.989
28	1/25/2009	17.201	73	10/25/2012	12.383
29	2/25/2009	17.551	74	11/25/2012	11.978
30	3/25/2009	18.272	75	12/25/2012	12.372
31	4/25/2009	17.322	76	1/25/2013	11.970
32	5/25/2009	17.456	77	2/25/2013	11.968
33	6/25/2009	17.115	78	3/25/2013	13.250
34	7/25/2009	17.394	79	4/25/2013	11.963
35	8/25/2009	17.660	80	5/25/2013	12.356
36	9/25/2009	17.702	81	6/25/2013	11.952
37	10/25/2009	17.890
38	11/25/2009	17.479
39	12/25/2009	17.709
40	1/25/2010	17.401
41	2/25/2010	17.819
42	3/25/2010	18.841
43	4/25/2010	17.683
44	5/25/2010	17.908
45	6/25/2010	17.483

*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month LIBOR: 20%; 1 Year LIBOR: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	10/25/2006	21.139	46	7/25/2010	17.785
2	11/25/2006	20.024	47	8/25/2010	17.429
3	12/25/2006	20.275	48	9/25/2010	17.362
4	1/25/2007	20.024	49	10/25/2010	17.606
5	2/25/2007	20.024	50	11/25/2010	17.169
6	3/25/2007	20.831	51	12/25/2010	17.419
7	4/25/2007	21.958	52	1/25/2011	17.003
8	5/25/2007	21.889	53	2/25/2011	16.985
9	6/25/2007	21.614	54	3/25/2011	18.044
10	7/25/2007	21.510	55	4/25/2011	16.838
11	8/25/2007	21.187	56	5/25/2011	17.103
12	9/25/2007	20.964	57	6/25/2011	16.670
13	10/25/2007	20.851	58	7/25/2011	16.943
14	11/25/2007	20.530	59	8/25/2011	16.527
15	12/25/2007	20.429	60	9/25/2011	16.468
16	1/25/2008	20.111	61	10/25/2011	16.749
17	2/25/2008	19.907	62	11/25/2011	16.317
18	3/25/2008	19.951	63	12/25/2011	16.597
19	4/25/2008	19.511	64	1/25/2012	12.057
20	5/25/2008	19.446	65	2/25/2012	12.056
21	6/25/2008	19.194	66	3/25/2012	12.889
22	7/25/2008	19.531	67	4/25/2012	12.053
23	8/25/2008	19.843	68	5/25/2012	12.449
24	9/25/2008	18.997	69	6/25/2012	12.041
25	10/25/2008	18.395	70	7/25/2012	12.438
26	11/25/2008	17.436	71	8/25/2012	12.036
27	12/25/2008	17.511	72	9/25/2012	12.037
28	1/25/2009	17.262	73	10/25/2012	12.433
29	2/25/2009	17.597	74	11/25/2012	12.026
30	3/25/2009	18.320	75	12/25/2012	12.421
31	4/25/2009	17.366	76	1/25/2013	12.016
32	5/25/2009	17.500	77	2/25/2013	12.014
33	6/25/2009	17.136	78	3/25/2013	13.302
34	7/25/2009	17.454	79	4/25/2013	12.010
35	8/25/2009	17.752	80	5/25/2013	12.404
36	9/25/2009	17.757	81	6/25/2013	11.997
37	10/25/2009	17.944
38	11/25/2009	17.532
39	12/25/2009	17.741
40	1/25/2010	17.462
41	2/25/2010	17.882
42	3/25/2010	18.895
43	4/25/2010	17.731
44	5/25/2010	17.958
45	6/25/2010	17.527

*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month LIBOR: 20%; 1 Year LIBOR: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	284	5.3300	5.4394	284	45	447	5.0991	5.1947	439
2	212	5.3652	5.4412	208	46	458	5.0965	5.2141	451
3	230	5.4019	5.4308	223	47	446	5.0950	5.2352	444
4	212	5.3940	5.4147	205	48	446	5.0930	5.2586	445
5	212	5.3901	5.3859	206	49	458	5.2174	5.2797	449
6	266	5.3902	5.3575	260	50	445	5.2205	5.2813	437
7	248	5.3403	5.3260	248	51	457	5.2212	5.2830	448
8	248	5.3055	5.2922	248	52	445	5.2232	5.2843	437
9	247	5.3046	5.2602	247	53	444	5.2256	5.2852	439
10	248	5.2389	5.2247	248	54	482	5.2251	5.2865	476
11	246	5.2161	5.1959	246	55	443	5.2275	5.2887	438
12	245	5.1928	5.1661	246	56	456	5.2283	5.2919	451
13	247	5.1452	5.1360	248	57	443	5.2297	5.2965	438
14	244	5.1179	5.1086	246	58	456	5.2303	5.2993	451
15	246	5.0934	5.0842	249	59	443	5.2324	5.3033	440
16	243	5.0681	5.0590	246	60	445	5.2334	5.3072	441
17	242	5.0408	5.0316	246	61	458	5.2492	5.3097	453
18	249	5.0170	5.0078	254	62	444	5.2509	5.3108	440
19	241	4.9932	4.9839	247	63	458	5.2510	5.3109	453
20	245	4.9674	4.9922	252	64	433	5.2520	5.3117	431
21	246	4.9441	5.0061	253	65	433	5.2530	5.3116	431
22	284	4.9195	5.0234	288	66	470	5.2523	5.3119	468
23	413	4.8950	5.0420	405	67	434	5.2534	5.3127	432
24	418	4.8715	5.0634	413	68	453	5.2537	5.3193	450
25	424	5.0564	5.0893	413	69	435	5.2538	5.3248	433
26	413	5.0489	5.0815	404	70	454	5.2535	5.3302	452
27	421	5.0406	5.0726	413	71	436	5.2538	5.3374	435
28	413	5.0316	5.0639	405	72	437	5.2537	5.3426	436
29	417	5.0237	5.0557	407	73	456	5.2889	5.3474	452
30	446	5.0145	5.0471	435	74	438	5.2892	5.3478	434
31	416	5.0076	5.0401	407	75	457	5.2885	5.3474	453
32	426	4.9989	5.0559	417	76	439	5.2898	5.3476	436
33	415	4.9914	5.0752	407	77	440	5.2889	5.3468	437
34	430	4.9818	5.0960	422	78	495	5.2876	5.3464	492
35	439	4.9744	5.1161	433	79	442	5.2893	5.3471	439
36	448	4.9663	5.1396	443	80	461	5.2878	5.3557	458
37	458	5.1104	5.1624	446	81	444	5.2878	5.3641	441
38	443	5.1096	5.1610	431
39	456	5.1082	5.1591	444
40	445	5.1068	5.1578	435
41	446	5.1060	5.1558	438
42	481	5.1027	5.1542	472
43	447	5.1022	5.1546	439
44	459	5.1002	5.1723	450
* The product of 1) 120,000 and 2) a percentage, the numerator of which is aggregate net interest on the mortgage loans minus aggregate current interest paid to the certificates and any net swap payment to the swap provider plus any net swap payment received from the swap provider, and the denominator of which is aggregate pool balance of mortgage loans.

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	28.21	21.13
M-2	22.79	18.46
M-3	19.97	16.89
M-4	17.57	15.45
M-5	15.40	14.04
M-6	13.53	12.74
M-7	11.76	11.43
M-8	10.56	10.50
M-9	9.39	9.55
M-10	8.82	9.07
M-11	7.91	8.28

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*

Number of Mortgage Loans:	5,215	Index Type:
Aggregate Principal Balance:	$808,505,850	6 Month LIBOR:	85.45%
Conforming Principal Balance Loans:	$637,810,990	1 Year LIBOR:	0.03%
Average Principal Balance:	$155,035	Fixed Rate:	14.52%
Range:	$9,991 - $1,198,400	W.A. Initial Periodic Cap:[1]	2.979%
W.A. Coupon:	8.295%	W.A. Subsequent Periodic Cap:[1]	1.004%
Range:	5.500% - 13.750%	W.A. Lifetime Rate Cap:[1]	5.998%
W.A. Gross Margin:[1]	5.485%	Property Type:
Range:[1]	2.250% - 8.660%	Single Family:	62.88%
W.A. Remaining Term (months):	348	PUD:	25.31%
Range (months):	167 - 360	Condo:	7.12%
W.A. Seasoning (months):	2	2-4 Family:	4.58%
Latest Maturity Date:	September 1, 2036	Rowhouse:	0.09%
State Concentration (Top 5):		Modular:	0.02%
California:	20.78%	Occupancy Status:
Minnesota:	7.86%	Primary:	97.98%
Florida:	7.77%	Investment:	1.38%
Michigan:	6.13%	Second Home:	0.64%
Arizona:	5.79%	Documentation Status:
W.A. Original Combined LTV:	81.69%	Full:	61.14%
Range:	19.61% - 100.00%	Limited:	33.62%
First Liens:	94.16%	None:	5.23%
Second Liens:	5.84%	Non-Zero W.A. Prepayment Penalty Term (months):	28
Non-Balloon Loans:	84.67%	Loans with Prepay Penalties:	72.89%
Non-Zero W.A. FICO Score:	639	Interest Only Loans:	44.98%
		Non-Zero W.A. Interest Only Term (months):	60

* Subject to a permitted variance of +/- 10%
1 ARM loans only

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	62	3,149,101	0.39	10.074	634	87.32
Fixed - 20 Year	22	911,766	0.11	11.024	630	97.90
Fixed - 30 Year	411	60,114,152	7.44	8.187	648	79.46
Fixed - 30 Year IO	1	165,000	0.02	6.850	673	75.00
Balloon - 15/30	974	43,270,053	5.35	11.252	645	99.33
Balloon - 20/30	28	1,105,255	0.14	11.597	642	99.53
Balloon - 30/40	42	8,712,870	1.08	8.038	649	79.57
ARM - 6 Month	1	351,583	0.04	8.625	588	80.00
ARM - 6 Month IO	9	3,186,850	0.39	8.148	638	78.36
ARM - 1 Year/6 Month	11	2,279,217	0.28	7.991	631	79.55
ARM - 1 Year/6 Month 30/40 Balloon	6	1,392,282	0.17	8.451	622	80.51
ARM - 1 Year/6 Month IO	21	6,119,038	0.76	8.419	643	80.31
ARM - 2 Year/6 Month	1,452	205,428,355	25.41	8.419	630	81.85
ARM - 2 Year/6 Month IO	1,216	288,729,355	35.71	7.891	647	79.94
ARM - 2 Year/6 Month 30/40 Balloon	250	54,005,936	6.68	8.380	628	81.68
ARM - 2 Year/6 Month 30/50 Balloon	20	4,672,896	0.58	8.455	632	82.57
ARM - 3 Year/6 Month	295	45,054,897	5.57	8.142	632	80.99
ARM - 3 Year/6 Month IO	268	56,313,460	6.97	7.781	641	80.38
ARM - 3 Year/6 Month 30/40 Balloon	53	9,643,249	1.19	8.057	616	78.19
ARM - 3 Year/6 Month 30/50 Balloon	1	107,991	0.01	9.000	604	80.00
ARM - 5 Year/6 Month	20	3,576,754	0.44	7.793	653	78.95
ARM - 5 Year/6 Month IO	46	8,931,984	1.10	7.810	655	80.82
ARM - 5 Year/6 Month 30/40 Balloon	3	461,372	0.06	7.913	627	80.00
ARM - 5 Year/6 Month 30/50 Balloon	2	582,434	0.07	7.860	670	85.06
ARM - 5 Year/1 Year IO	1	240,000	0.03	6.875	667	33.33
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

IO Terms
	Number of		% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	3,653	444,820,163	55.02	8.632	634	83.08
60	1,560	363,233,687	44.93	7.881	646	80.01
120	2	452,000	0.06	8.223	667	64.60
Total:	5,215	808,505,850	100.00	8.295	639	81.69

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	859	27,734,326	3.43	11.194	632	96.03
50,000.01 - 100,000.00	1,043	78,249,121	9.68	9.384	625	85.80
100,000.01 - 150,000.00	1,186	147,395,883	18.23	8.354	630	81.05
150,000.01 - 200,000.00	798	138,966,363	17.19	8.115	634	81.17
200,000.01 - 250,000.00	520	115,625,194	14.30	7.975	638	80.58
250,000.01 - 300,000.00	301	82,448,171	10.20	7.958	644	80.52
300,000.01 - 350,000.00	173	55,678,197	6.89	7.916	648	80.84
350,000.01 - 400,000.00	120	44,955,752	5.56	7.922	642	80.83
400,000.01 - 450,000.00	59	25,113,082	3.11	7.842	661	80.82
450,000.01 - 500,000.00	54	25,638,088	3.17	8.062	650	81.13
500,000.01 - 550,000.00	29	15,231,713	1.88	7.994	651	78.81
550,000.01 - 600,000.00	29	16,705,527	2.07	7.669	665	76.97
600,000.01 - 650,000.00	11	6,837,249	0.85	8.234	650	81.84
650,000.01 - 700,000.00	6	4,068,401	0.50	7.264	686	80.00
700,000.01 - 750,000.00	7	5,046,814	0.62	8.283	670	82.59
750,000.01 - 800,000.00	5	3,880,942	0.48	7.857	643	84.05
800,000.01 - 850,000.00	1	840,000	0.10	7.990	706	80.00
850,000.01 - 900,000.00	2	1,755,000	0.22	8.309	674	76.01
900,000.01 - 950,000.00	4	3,703,746	0.46	7.806	680	79.79
950,000.01 - 1,000,000.00	3	2,960,000	0.37	7.748	679	64.42
Greater than or equal to 1,000,000.01	5	5,672,281	0.70	7.517	731	77.97
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	859	27,734,326	3.43	11.194	632	96.03
50,000.01 - 100,000.00	1,046	78,548,736	9.72	9.380	625	85.72
100,000.01 - 150,000.00	1,183	147,096,267	18.19	8.354	630	81.09
150,000.01 - 200,000.00	798	138,966,363	17.19	8.115	634	81.17
200,000.01 - 250,000.00	521	115,874,996	14.33	7.971	638	80.58
250,000.01 - 300,000.00	300	82,198,369	10.17	7.963	644	80.52
300,000.01 - 350,000.00	173	55,678,197	6.89	7.916	648	80.84
350,000.01 - 400,000.00	120	44,955,752	5.56	7.922	642	80.83
400,000.01 - 450,000.00	59	25,113,082	3.11	7.842	661	80.82
450,000.01 - 500,000.00	54	25,638,088	3.17	8.062	650	81.13
500,000.01 - 550,000.00	29	15,231,713	1.88	7.994	651	78.81
550,000.01 - 600,000.00	29	16,705,527	2.07	7.669	665	76.97
600,000.01 - 650,000.00	11	6,837,249	0.85	8.234	650	81.84
650,000.01 - 700,000.00	6	4,068,401	0.50	7.264	686	80.00
700,000.01 - 750,000.00	7	5,046,814	0.62	8.283	670	82.59
750,000.01 - 800,000.00	5	3,880,942	0.48	7.857	643	84.05
800,000.01 - 850,000.00	1	840,000	0.10	7.990	706	80.00
850,000.01 - 900,000.00	2	1,755,000	0.22	8.309	674	76.01
900,000.01 - 950,000.00	4	3,703,746	0.46	7.806	680	79.79
950,000.01 - 1,000,000.00	3	2,960,000	0.37	7.748	679	64.42
Greater than or equal to 1,000,000.01	5	5,672,281	0.70	7.517	731	77.97
Total:	5,215	808,505,850	100.00	8.295	639	81.69

Remaining Term
	Number of		% of Aggregate		W.A.	W.A.
	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	1,036	46,419,154	5.74	11.172	645	98.51
181 - 240	50	2,017,021	0.25	11.338	637	98.79
301 - 360	4,129	760,069,675	94.01	8.111	639	80.62
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
	Number of		% of Aggregate		W.A.	W.A.
	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	11	3,036,505	0.38	5.841	735	66.28
6.000 - 6.499	51	11,797,065	1.46	6.241	666	78.97
6.500 - 6.999	256	58,699,125	7.26	6.756	669	78.58
7.000 - 7.499	498	105,339,932	13.03	7.225	662	79.01
7.500 - 7.999	921	197,741,491	24.46	7.723	648	78.60
8.000 - 8.499	742	136,167,592	16.84	8.213	635	80.59
8.500 - 8.999	796	128,527,744	15.90	8.702	621	81.34
9.000 - 9.499	341	50,701,844	6.27	9.196	612	83.36
9.500 - 9.999	446	52,162,346	6.45	9.700	614	87.53
10.000 - 10.499	192	15,841,038	1.96	10.211	621	92.26
10.500 - 10.999	189	14,468,227	1.79	10.716	636	94.66
11.000 - 11.499	196	10,722,791	1.33	11.224	642	99.36
11.500 - 11.999	234	10,669,102	1.32	11.708	630	99.37
12.000 - 12.499	141	6,236,099	0.77	12.171	612	99.76
12.500 - 12.999	103	3,299,730	0.41	12.725	598	99.54
13.000 - 13.499	74	2,324,500	0.29	13.156	593	99.23
13.500 - 13.999	24	770,718	0.10	13.538	590	99.90
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	76	10,133,812	1.25	7.989	626	40.57
50.01 - 55.00	20	2,823,464	0.35	7.823	616	52.84
55.01 - 60.00	39	6,868,711	0.85	8.060	609	57.95
60.01 - 65.00	80	14,625,841	1.81	8.067	615	63.41
65.01 - 70.00	70	14,308,093	1.77	8.126	637	68.82
70.01 - 75.00	112	23,980,718	2.97	8.008	630	73.84
75.01 - 80.00	2,919	551,493,899	68.21	7.899	644	79.92
80.01 - 85.00	173	33,691,919	4.17	8.601	610	84.45
85.01 - 90.00	246	41,321,074	5.11	8.962	622	89.65
90.01 - 95.00	181	26,479,723	3.28	9.014	644	94.69
95.01 - 100.00	1,299	82,778,595	10.24	10.467	643	99.94
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
	Number of		% of Aggregate		W.A.	W.A.
FICO Score	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	2	419,200	0.05	8.844	521	79.24
525 - 549	72	9,971,742	1.23	9.306	544	73.93
550 - 574	204	29,151,719	3.61	9.016	564	76.91
575 - 599	1,036	126,950,820	15.70	8.971	589	81.73
600 - 624	1,115	160,440,285	19.84	8.515	612	82.08
625 - 649	1,069	171,044,625	21.16	8.178	639	82.48
650 - 674	860	149,209,479	18.45	7.938	661	81.47
675 - 699	439	78,136,211	9.66	7.728	686	82.20
700 - 724	227	45,010,224	5.57	7.872	710	82.58
725 - 749	120	22,833,044	2.82	7.997	735	81.57
750 - 774	52	9,937,902	1.23	7.800	760	81.78
775 - 799	16	4,713,144	0.58	7.515	787	77.82
800 - 824	3	687,455	0.09	7.201	809	63.59
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	554	167,993,671	20.78	7.831	656	79.61
Minnesota	434	63,542,122	7.86	8.181	635	82.45
Florida	385	62,841,151	7.77	8.164	643	80.97
Michigan	504	49,528,228	6.13	8.914	632	84.19
Arizona	252	46,772,233	5.79	8.102	637	79.44
Illinois	271	42,555,892	5.26	8.645	643	82.57
Texas	339	41,139,019	5.09	8.032	634	81.67
Ohio	365	32,616,058	4.03	8.504	623	84.66
Maryland	144	29,774,185	3.68	8.536	635	81.38
Nevada	118	26,221,849	3.24	7.953	652	80.95
Virginia	131	25,549,615	3.16	8.117	638	81.01
Wisconsin	246	25,511,822	3.16	8.765	626	83.73
Georgia	171	20,380,661	2.52	9.004	624	84.38
Washington	96	18,679,530	2.31	8.064	646	79.85
Missouri	173	17,336,149	2.14	9.107	631	86.15
Colorado	98	16,479,149	2.04	8.061	641	82.77
Tennessee	109	13,981,836	1.73	8.061	635	82.95
Kentucky	87	8,647,191	1.07	8.781	619	83.35
Pennsylvania	76	8,272,156	1.02	8.876	635	86.44
Indiana	89	8,013,274	0.99	8.915	618	85.08
Oregon	46	7,815,668	0.97	8.040	646	80.15
New Jersey	34	7,801,336	0.96	8.757	608	75.99
North Carolina	49	5,866,798	0.73	8.963	623	83.66
Utah	39	5,610,914	0.69	8.241	636	84.66
New York	19	5,014,173	0.62	8.598	647	77.76
Connecticut	24	4,927,672	0.61	8.317	633	83.83
New Mexico	27	4,155,494	0.51	8.655	624	81.47
South Carolina	27	3,769,373	0.47	8.353	640	81.80
Louisiana	41	3,731,554	0.46	8.756	608	76.78
District of Columbia	19	3,490,699	0.43	8.442	628	76.11
Iowa	30	3,239,213	0.40	8.969	625	87.39
Massachusetts	12	2,956,749	0.37	8.550	638	80.83
Hawaii	6	2,727,568	0.34	7.614	702	75.85
Idaho	21	2,646,616	0.33	8.602	618	83.72
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)

	Number of		% of Aggregate		W.A.	W.A.
	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Mississippi	26	2,448,137	0.30	8.852	606	84.79
Alabama	27	2,285,489	0.28	9.416	627	87.35
Oklahoma	27	2,192,443	0.27	9.037	615	85.80
Arkansas	21	2,137,012	0.26	9.333	622	88.50
Kansas	20	1,853,725	0.23	8.884	614	82.11
Rhode Island	9	1,451,865	0.18	8.490	618	77.84
Delaware	7	1,322,739	0.16	8.946	613	89.18
West Virginia	7	915,389	0.11	8.403	634	82.70
Montana	7	872,064	0.11	8.736	645	83.48
Wyoming	5	650,294	0.08	8.294	599	77.83
Nebraska	9	635,265	0.08	8.483	669	84.03
South Dakota	5	559,443	0.07	9.050	643	82.06
Alaska	2	550,312	0.07	8.083	652	80.00
Maine	2	458,201	0.06	7.930	613	81.54
New Hampshire	2	281,179	0.03	8.814	658	83.57
North Dakota	2	157,674	0.02	9.338	603	84.96
Vermont	1	145,000	0.02	8.990	586	42.03
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	5,104	792,178,546	97.98	8.287	639	81.66
Investment	83	11,187,126	1.38	8.772	677	81.92
Second Home	28	5,140,178	0.64	8.395	659	85.86
Total:	5,215	808,505,850	100.00	8.295	639	81.69

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	3,651	494,349,180	61.14	8.329	624	82.16
Limited Documentation	1,374	271,834,896	33.62	8.238	663	81.38
No Documentation	190	42,321,774	5.23	8.264	668	78.23
Total:	5,215	808,505,850	100.00	8.295	639	81.69

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	3,722	563,554,084	69.70	8.242	646	82.63
Refinance - Cashout	1,174	199,528,007	24.68	8.395	622	78.97
Refinance - Rate Term	319	45,423,759	5.62	8.510	626	81.98
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,497	508,374,611	62.88	8.404	636	81.79
PUD	1,158	204,652,995	25.31	8.030	642	81.48
Condo	359	57,540,041	7.12	8.281	646	82.20
2-4 Family	196	37,045,856	4.58	8.278	656	80.71
Rowhouse	4	742,348	0.09	8.174	605	80.27
Modular	1	150,000	0.02	8.750	620	75.00
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
November 2006	1	304,000	0.04	6.750	643	76.00
January 2007	3	883,583	0.13	8.124	612	80.00
February 2007	4	1,393,600	0.20	8.473	647	79.68
March 2007	2	957,250	0.14	8.315	627	76.28
May 2007	2	437,848	0.06	7.926	741	91.65
June 2007	5	1,103,738	0.16	8.463	678	86.21
July 2007	18	4,243,895	0.61	8.298	621	77.90
August 2007	9	2,049,155	0.30	8.359	620	84.53
September 2007	4	1,955,900	0.28	8.355	646	74.49
December 2007	1	110,200	0.02	10.625	613	95.00
February 2008	3	801,335	0.12	7.693	654	80.00
March 2008	5	1,418,772	0.21	7.488	642	74.13
April 2008	33	5,593,500	0.81	8.081	648	80.95
May 2008	244	39,832,422	5.76	8.070	638	80.13
June 2008	456	82,360,843	11.92	8.118	635	80.78
July 2008	1,020	196,603,861	28.45	8.099	638	80.48
August 2008	955	185,570,026	26.85	8.176	641	81.22
September 2008	221	40,545,582	5.87	8.311	637	81.94
March 2009	1	175,222	0.03	8.125	690	95.00
April 2009	2	505,587	0.07	9.238	613	87.46
May 2009	36	6,313,092	0.91	8.213	627	83.01
June 2009	100	17,763,304	2.57	7.985	636	80.15
July 2009	224	41,029,376	5.94	7.884	638	79.87
August 2009	206	36,892,343	5.34	7.910	637	80.11
September 2009	48	8,440,673	1.22	8.126	614	82.58
May 2011	3	707,939	0.10	7.591	651	77.75
June 2011	4	775,905	0.11	7.521	662	80.00
July 2011	26	4,554,085	0.66	7.635	661	80.95
August 2011	34	6,552,488	0.95	7.858	652	78.37
September 2011	5	1,202,127	0.17	8.357	638	82.72
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	4	982,400	0.14	7.113	663	72.24
2.500 - 2.999	3	548,730	0.08	7.832	643	59.59
3.000 - 3.499	1	323,826	0.05	6.625	675	80.00
3.500 - 3.999	14	1,783,439	0.26	7.452	628	70.19
4.000 - 4.499	295	48,275,922	6.99	7.846	642	79.68
4.500 - 4.999	68	13,338,351	1.93	7.887	639	78.48
5.000 - 5.499	2,338	461,140,903	66.73	7.903	640	78.71
5.500 - 5.999	371	73,268,709	10.60	8.686	625	85.83
6.000 - 6.499	112	17,581,242	2.54	8.406	639	81.61
6.500 - 6.999	371	60,316,181	8.73	8.900	644	90.74
7.000 - 7.499	48	6,499,260	0.94	9.108	601	81.14
7.500 - 7.999	41	5,798,101	0.84	9.423	609	88.17
8.000 - 8.499	8	1,139,755	0.16	9.625	620	93.66
8.500 - 8.999	1	80,834	0.01	9.660	606	90.00
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.000 - 9.499	3	552,372	0.08	6.300	671	80.00
9.500 - 9.999	2	425,982	0.06	6.875	626	80.00
10.000 - 10.499	4	709,142	0.10	7.180	647	80.00
10.500 - 10.999	1	209,792	0.03	7.625	606	80.00
11.000 - 11.499	4	541,510	0.08	8.127	616	83.69
11.500 - 11.999	7	1,402,601	0.20	5.802	675	75.20
12.000 - 12.499	40	8,990,722	1.30	6.281	662	79.17
12.500 - 12.999	210	49,789,516	7.20	6.754	668	79.00
13.000 - 13.499	437	93,279,090	13.50	7.220	661	79.14
13.500 - 13.999	838	182,479,301	26.41	7.720	648	78.66
14.000 - 14.499	662	126,232,802	18.27	8.193	636	80.81
14.500 - 14.999	717	120,091,773	17.38	8.684	620	81.28
15.000 - 15.499	289	44,821,467	6.49	9.186	613	83.42
15.500 - 15.999	296	43,010,831	6.22	9.670	606	86.26
16.000 - 16.499	70	8,852,947	1.28	10.199	597	89.21
16.500 - 16.999	58	6,279,213	0.91	10.681	605	91.09
17.000 - 17.499	18	1,859,899	0.27	11.204	592	98.57
17.500 - 17.999	14	1,234,679	0.18	11.673	600	98.64
18.000 - 18.499	4	261,045	0.04	12.051	585	96.97
19.000 - 19.499	1	52,970	0.01	12.100	580	100.00
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	7	1,402,601	0.20	5.802	675	75.20
6.000 - 6.499	45	10,188,015	1.47	6.223	660	78.80
6.500 - 6.999	214	50,317,572	7.28	6.749	668	79.01
7.000 - 7.499	442	94,969,192	13.74	7.228	661	79.21
7.500 - 7.999	847	185,028,464	26.77	7.723	648	78.70
8.000 - 8.499	662	125,757,566	18.20	8.211	636	80.83
8.500 - 8.999	710	117,788,595	17.04	8.698	620	81.27
9.000 - 9.499	288	44,301,467	6.41	9.197	612	83.46
9.500 - 9.999	295	42,783,428	6.19	9.679	606	86.28
10.000 - 10.499	70	8,852,947	1.28	10.199	597	89.21
10.500 - 10.999	58	6,279,213	0.91	10.681	605	91.09
11.000 - 11.499	18	1,859,899	0.27	11.204	592	98.57
11.500 - 11.999	14	1,234,679	0.18	11.673	600	98.64
12.000 - 12.499	5	314,015	0.05	12.059	584	97.48
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	9	3,270,369	0.47	8.421	632	79.69
1.500	2	417,917	0.06	8.256	676	80.00
2.000	29	8,156,324	1.18	8.211	637	80.42
3.000	3,634	678,857,618	98.23	8.103	638	80.74
5.000	1	375,426	0.05	7.375	738	80.00
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3,657	685,859,525	99.24	8.111	638	80.73
1.500	17	5,060,628	0.73	7.343	654	80.78
2.000	1	157,500	0.02	7.875	641	90.00
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	14	2,438,798	0.35	7.176	638	80.82
4.000 - 4.499	1	275,640	0.04	8.125	646	80.00
5.000 - 5.499	5	733,274	0.11	8.152	624	83.39
6.000 - 6.499	3,626	679,928,231	98.39	8.115	638	80.73
6.500 - 6.999	6	1,515,789	0.22	8.111	586	79.24
7.000 - 7.499	23	6,185,922	0.90	7.394	650	80.66
Total:	3,675	691,077,653	100.00	8.105	638	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,408	219,160,702	27.11	8.461	639	81.69
6	2	294,528	0.04	8.076	617	74.89
12	137	32,870,339	4.07	8.370	660	81.11
13	2	699,941	0.09	7.875	677	84.00
24	2,167	345,330,694	42.71	8.228	641	81.86
36	1,438	201,074,254	24.87	8.252	634	81.52
48	58	8,805,427	1.09	7.454	620	80.88
60	3	269,965	0.03	9.845	568	90.50
Total:	5,215	808,505,850	100.00	8.295	639	81.69

DESCRIPTION OF THE GROUP 1A COLLATERAL

SUMMARY - GROUP 1A POOL*

Number of Mortgage Loans	1,924	Index Type:
Aggregate Principal Balance	$256,740,978	6 Month LIBOR:	88.50%
Conforming Principal Balance Loans	$256,740,978	1 Year LIBOR:	0.09%
Average Principal Balance:	$133,441	Fixed Rate:	11.41%
Range:	$9,993 - $416,500	W.A. Initial Periodic Cap:[1]	2.982%
W.A. Coupon:	8.386%	W.A. Subsequent Periodic Cap:[1]	1.003%
Range:	5.750% - 13.750%	W.A. Lifetime Rate Cap:[1]	6.002%
W.A. Gross Margin:[1]	5.491%	Property Type:
Range:[1]	2.250% - 8.660%	Single Family:	68.31%
W.A. Remaining Term (months):	353	PUD:	21.23%
Range (months):	170 - 360	Condo:	6.87%
W.A. Seasoning (months):	2	2-4 Family:	3.29%
Latest Maturity Date:	September 1, 2036	Rowhouse:	0.23%
State Concentration (Top 5):		Modular:	0.06%
Minnesota:	13.20%	Occupancy Status:
Michigan:	7.61%	Primary:	95.72%
Arizona:	6.99%	Investment:	2.81%
Florida:	6.83%	Second Home:	1.48%
California:	6.06%	Documentation Status:
W.A. Original Combined LTV:	81.17%	Full:	76.44%
Range:	19.61% - 100.00%	Limited:	19.97%
First Liens:	97.12%	None:	3.59%
Second Liens:	2.88%	Non-Zero W.A. Prepayment Penalty - Term (months):	28
Non-Balloon Loans:	88.88%	Loans with Prepay Penalties:	72.81%
Non-Zero W.A. FICO Score:	627	Interest Only Loans:	45.33%
		Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%
1 ARM loans only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	12	598,568	0.23	8.586	653	76.54
Fixed - 20 Year	3	149,166	0.06	9.186	645	88.94
Fixed - 30 Year	152	20,236,492	7.88	8.342	645	78.71
Fixed - 30 Year IO	1	165,000	0.06	6.850	673	75.00
Balloon - 15/30	219	6,608,837	2.57	11.783	627	99.67
Balloon - 20/30	13	502,031	0.20	11.432	649	99.54
Balloon - 30/40	8	1,029,380	0.40	8.863	634	80.32
ARM - 6 Month	1	351,583	0.14	8.625	588	80.00
ARM - 6 Month IO	5	1,115,650	0.43	7.625	631	75.42
ARM - 1 Year/6 Month	2	237,112	0.09	8.571	641	83.26
ARM - 1 Year/6 Month 30/40 Balloon	1	163,895	0.06	7.625	666	84.10
ARM - 1 Year/6 Month IO	9	1,685,014	0.66	8.359	634	79.48
ARM - 2 Year/6 Month	595	73,301,127	28.55	8.528	622	81.56
ARM - 2 Year/6 Month IO	525	91,009,088	35.45	8.113	626	80.31
ARM - 2 Year/6 Month 30/40 Balloon	89	14,821,630	5.77	8.432	624	82.51
ARM - 2 Year/6 Month 30/50 Balloon	5	999,385	0.39	8.355	608	81.28
ARM - 3 Year/6 Month	118	16,216,723	6.32	8.268	629	80.95
ARM - 3 Year/6 Month IO	114	19,044,690	7.42	8.105	628	79.50
ARM - 3 Year/6 Month 30/40 Balloon	24	3,873,902	1.51	8.277	620	80.68
ARM - 5 Year/6 Month	5	713,360	0.28	8.036	621	83.07
ARM - 5 Year/6 Month IO	19	3,130,427	1.22	8.168	638	82.58
ARM - 5 Year/6 Month 30/40 Balloon	2	325,419	0.13	8.137	590	80.00
ARM - 5 Year/6 Month 30/50 Balloon	1	222,500	0.09	9.250	603	94.68
ARM - 5 Year/1 Year IO	1	240,000	0.09	6.875	667	33.33
Total:	1,924	256,740,978	100.00	8.386	627	81.17

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,250	140,351,109	54.67	8.617	627	82.07
60	672	115,937,870	45.16	8.107	627	80.14
120	2	452,000	0.18	8.223	667	64.60
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	256	7,838,065	3.05	11.314	626	94.94
50,000.01 - 100,000.00	411	31,607,138	12.31	8.998	621	83.39
100,000.01 - 150,000.00	568	70,603,141	27.50	8.306	626	80.36
150,000.01 - 200,000.00	339	58,950,141	22.96	8.123	626	80.36
200,000.01 - 250,000.00	197	43,733,020	17.03	8.059	628	80.46
250,000.01 - 300,000.00	107	29,219,002	11.38	8.271	631	79.52
300,000.01 - 350,000.00	42	13,250,696	5.16	8.147	637	81.85
350,000.01 - 400,000.00	2	708,583	0.28	8.310	575	74.96
400,000.01 - 450,000.00	2	831,192	0.32	8.126	637	82.24
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	256	7,838,065	3.05	11.314	626	94.94
50,000.01 - 100,000.00	412	31,707,061	12.35	8.993	621	83.25
100,000.01 - 150,000.00	567	70,503,218	27.46	8.307	626	80.42
150,000.01 - 200,000.00	339	58,950,141	22.96	8.123	626	80.36
200,000.01 - 250,000.00	197	43,733,020	17.03	8.059	628	80.46
250,000.01 - 300,000.00	107	29,219,002	11.38	8.271	631	79.52
300,000.01 - 350,000.00	42	13,250,696	5.16	8.147	637	81.85
350,000.01 - 400,000.00	2	708,583	0.28	8.310	575	74.96
400,000.01 - 450,000.00	2	831,192	0.32	8.126	637	82.24
Total:	1,924	256,740,978	100.00	8.386	627	81.17

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	231	7,207,405	2.81	11.518	629	97.75
181 - 240	16	651,197	0.25	10.917	648	97.11
301 - 360	1,677	248,882,376	96.94	8.289	627	80.65
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	817,415	0.32	5.858	729	58.21
6.000 - 6.499	11	1,789,628	0.70	6.212	672	78.86
6.500 - 6.999	80	13,777,503	5.37	6.781	659	76.31
7.000 - 7.499	164	26,873,851	10.47	7.216	652	78.11
7.500 - 7.999	343	56,955,495	22.18	7.736	635	78.60
8.000 - 8.499	298	46,918,415	18.27	8.226	630	80.16
8.500 - 8.999	391	54,817,074	21.35	8.703	612	81.12
9.000 - 9.499	150	19,652,634	7.65	9.213	607	82.66
9.500 - 9.999	163	18,579,589	7.24	9.700	609	87.17
10.000 - 10.499	53	4,427,874	1.72	10.137	601	91.50
10.500 - 10.999	56	4,674,650	1.82	10.665	601	91.52
11.000 - 11.499	37	1,866,324	0.73	11.204	611	97.96
11.500 - 11.999	47	1,832,597	0.71	11.719	624	98.74
12.000 - 12.499	44	1,519,519	0.59	12.157	611	99.76
12.500 - 12.999	26	672,134	0.26	12.665	603	99.23
13.000 - 13.499	43	1,213,361	0.47	13.176	591	99.82
13.500 - 13.999	14	352,914	0.14	13.546	587	99.78
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	38	4,868,756	1.90	8.001	620	40.02
50.01 - 55.00	12	1,922,291	0.75	7.971	603	52.55
55.01 - 60.00	17	2,579,980	1.00	8.159	589	57.97
60.01 - 65.00	32	5,092,365	1.98	8.077	604	63.36
65.01 - 70.00	32	5,557,038	2.16	8.231	616	69.27
70.01 - 75.00	56	9,989,466	3.89	8.234	620	73.93
75.01 - 80.00	1,107	162,948,505	63.47	8.059	629	79.87
80.01 - 85.00	87	15,913,919	6.20	8.643	613	84.43
85.01 - 90.00	91	13,812,099	5.38	8.902	614	89.65
90.01 - 95.00	78	10,233,843	3.99	9.014	642	94.81
95.01 - 100.00	374	23,822,715	9.28	10.186	637	99.92
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	1	320,000	0.12	8.990	523	79.01
525 - 549	31	4,876,646	1.90	9.397	544	71.35
550 - 574	101	14,570,293	5.68	8.987	565	76.49
575 - 599	470	54,781,735	21.34	8.927	589	81.06
600 - 624	479	63,842,873	24.87	8.440	611	81.81
625 - 649	365	51,659,032	20.12	8.141	638	81.78
650 - 674	250	33,938,041	13.22	7.916	660	81.46
675 - 699	115	16,560,028	6.45	7.741	686	82.80
700 - 724	54	7,883,440	3.07	7.879	709	81.72
725 - 749	40	5,366,913	2.09	8.064	735	84.27
750 - 774	7	962,832	0.38	7.947	759	82.54
775 - 799	9	1,399,478	0.55	7.867	782	83.90
800 - 824	2	579,669	0.23	7.030	810	60.54
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Minnesota	228	33,893,061	13.20	8.167	628	82.38
Michigan	207	19,531,678	7.61	8.848	623	83.48
Arizona	105	17,953,091	6.99	8.112	628	80.08
Florida	117	17,529,385	6.83	8.150	629	79.57
California	71	15,560,955	6.06	7.707	634	71.38
Illinois	99	13,234,024	5.15	8.667	630	82.36
Wisconsin	119	12,470,161	4.86	8.776	619	82.21
Texas	103	11,937,650	4.65	8.052	631	81.62
Ohio	117	10,715,671	4.17	8.565	618	84.59
Maryland	55	10,443,267	4.07	8.553	626	78.21
Virginia	44	7,995,479	3.11	7.952	628	78.66
Georgia	65	7,905,573	3.08	8.734	621	81.87
Washington	39	7,485,176	2.92	8.057	648	81.43
Missouri	77	6,669,397	2.60	9.150	615	85.00
Nevada	30	6,571,306	2.56	8.137	639	81.40
Colorado	38	5,660,814	2.20	8.215	626	84.10
Indiana	55	5,094,283	1.98	8.929	623	85.44
Tennessee	39	4,624,932	1.80	8.286	622	82.72
Kentucky	40	4,263,410	1.66	8.583	621	84.68
Pennsylvania	33	3,510,287	1.37	8.904	635	88.73
Oregon	20	3,430,192	1.34	7.972	647	78.65
North Carolina	25	3,015,819	1.17	8.742	627	84.63
New Jersey	13	2,912,494	1.13	8.758	594	71.50
Iowa	19	2,055,324	0.80	9.126	625	88.24
Utah	15	2,013,970	0.78	7.985	616	81.43
South Carolina	13	1,922,923	0.75	8.425	646	82.08
Louisiana	19	1,883,515	0.73	8.551	615	73.14
Connecticut	8	1,705,032	0.66	8.429	606	85.07
Idaho	13	1,603,818	0.62	8.985	606	83.49
New Mexico	11	1,506,424	0.59	8.965	614	82.66
New York	7	1,345,658	0.52	8.573	625	75.69
District of Columbia	6	1,246,149	0.49	8.248	597	70.82
Alabama	12	1,126,507	0.44	9.326	631	88.72
Massachusetts	3	912,996	0.36	7.611	648	80.00
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP 1A COLLATERAL

Geographic Distribution (Continued)

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Arkansas	9	863,333	0.34	9.398	627	92.58
Rhode Island	5	805,199	0.31	8.043	611	72.17
Delaware	4	768,775	0.30	8.671	601	86.77
Oklahoma	10	653,554	0.25	8.824	618	81.50
Mississippi	7	604,667	0.24	8.792	589	78.72
Montana	3	475,407	0.19	8.312	688	85.55
South Dakota	3	414,664	0.16	8.793	654	81.39
Wyoming	3	396,241	0.15	8.516	588	76.44
Hawaii	1	351,583	0.14	8.625	588	80.00
Maine	1	310,701	0.12	7.125	647	80.00
Alaska	1	292,392	0.11	7.825	692	80.00
Nebraska	3	280,068	0.11	7.952	690	83.40
Kansas	4	223,024	0.09	9.106	625	86.69
West Virginia	2	176,560	0.07	8.022	629	63.01
Vermont	1	145,000	0.06	8.990	586	42.03
New Hampshire	1	143,838	0.06	8.875	713	80.00
North Dakota	1	105,552	0.04	9.875	593	80.00
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,853	245,740,218	95.72	8.380	624	81.04
Investment	49	7,206,024	2.81	8.717	685	82.80
Second Home	22	3,794,737	1.48	8.165	667	86.71
Total:	1,924	256,740,978	100.00	8.386	627	81.17

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,537	196,242,594	76.44	8.392	619	81.79
Limited Documentation	339	51,272,689	19.97	8.353	649	80.06
No Documentation	48	9,225,695	3.59	8.445	668	74.14
Total:	1,924	256,740,978	100.00	8.386	627	81.17

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,229	146,793,335	57.18	8.364	632	82.85
Refinance - Cashout	550	89,121,241	34.71	8.382	619	78.53
Refinance - Rate Term	145	20,826,402	8.11	8.560	622	80.60
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,403	175,379,172	68.31	8.511	623	81.36
PUD	336	54,518,946	21.23	8.024	634	80.86
Condo	126	17,636,782	6.87	8.278	634	81.30
2-4 Family	55	8,456,742	3.29	8.361	640	79.14
Rowhouse	3	599,336	0.23	8.186	616	80.34
Modular	1	150,000	0.06	8.750	620	75.00
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1A COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
November 2006	1	304,000	0.13	6.750	643	76.00
January 2007	2	559,583	0.25	8.486	589	80.00
February 2007	2	366,400	0.16	8.159	674	79.08
March 2007	1	237,250	0.10	7.375	583	65.00
May 2007	1	255,000	0.11	8.500	802	100.00
June 2007	2	420,000	0.18	8.445	652	80.00
July 2007	6	917,927	0.40	8.073	610	74.26
August 2007	1	175,944	0.08	8.500	582	80.00
September 2007	2	317,150	0.14	8.662	596	82.31
December 2007	1	110,200	0.05	10.625	613	95.00
February 2008	2	317,600	0.14	7.606	669	80.00
March 2008	1	146,795	0.06	8.775	649	79.99
April 2008	18	2,524,458	1.11	8.228	616	81.59
May 2008	118	14,523,295	6.39	8.388	623	80.29
June 2008	210	30,257,334	13.30	8.322	621	81.47
July 2008	413	64,484,604	28.35	8.270	625	80.58
August 2008	362	53,998,567	23.74	8.318	623	80.95
September 2008	89	13,768,377	6.05	8.361	629	82.80
March 2009	1	175,222	0.08	8.125	690	95.00
May 2009	14	2,222,444	0.98	8.528	618	84.39
June 2009	51	7,880,842	3.46	7.938	631	79.35
July 2009	97	13,920,825	6.12	8.194	629	79.85
August 2009	76	12,195,082	5.36	8.189	632	79.85
September 2009	17	2,740,900	1.21	8.622	599	81.93
June 2011	1	139,862	0.06	7.625	619	80.00
July 2011	13	1,937,191	0.85	8.116	632	82.93
August 2011	11	1,904,526	0.84	8.024	637	76.52
September 2011	3	650,127	0.29	8.592	621	85.02
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	2	418,000	0.18	7.413	655	61.75
2.500 - 2.999	1	240,000	0.11	6.875	667	33.33
3.500 - 3.999	9	1,202,634	0.53	7.212	634	72.73
4.000 - 4.499	147	20,710,924	9.11	8.063	632	79.91
4.500 - 4.999	31	4,389,630	1.93	7.897	618	79.10
5.000 - 5.499	901	139,506,821	61.33	8.081	623	77.93
5.500 - 5.999	151	25,160,124	11.06	8.741	616	85.91
6.000 - 6.499	46	5,941,566	2.61	8.620	623	85.45
6.500 - 6.999	184	24,466,561	10.76	8.993	638	92.19
7.000 - 7.499	20	2,240,957	0.99	9.179	621	80.90
7.500 - 7.999	17	2,265,295	1.00	9.311	614	86.75
8.000 - 8.499	6	828,157	0.36	9.542	630	95.30
8.500 - 8.999	1	80,834	0.04	9.660	606	90.00
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	172,051	0.08	7.000	630	80.00
11.000 - 11.499	1	153,911	0.07	8.000	588	80.00
11.500 - 11.999	2	335,538	0.15	5.835	672	80.00
12.000 - 12.499	10	1,684,185	0.74	6.202	668	78.78
12.500 - 12.999	69	12,044,797	5.30	6.776	658	76.54
13.000 - 13.499	145	24,115,435	10.60	7.223	651	78.49
13.500 - 13.999	312	51,855,549	22.80	7.732	633	78.60
14.000 - 14.499	273	43,419,630	19.09	8.226	629	80.49
14.500 - 14.999	355	51,245,941	22.53	8.687	610	81.05
15.000 - 15.499	135	17,800,917	7.83	9.215	608	83.45
15.500 - 15.999	133	16,318,450	7.17	9.682	603	86.52
16.000 - 16.499	31	3,572,861	1.57	10.124	588	90.28
16.500 - 16.999	29	3,008,490	1.32	10.672	589	90.13
17.000 - 17.499	10	1,031,807	0.45	11.192	590	97.41
17.500 - 17.999	7	510,051	0.22	11.616	610	96.71
18.000 - 18.499	3	181,890	0.08	12.073	590	100.00
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	2	335,538	0.15	5.835	672	80.00
6.000 - 6.499	10	1,684,185	0.74	6.202	668	78.78
6.500 - 6.999	72	12,578,729	5.53	6.777	657	76.69
7.000 - 7.499	146	24,287,486	10.68	7.221	651	78.50
7.500 - 7.999	314	52,349,630	23.02	7.741	633	78.70
8.000 - 8.499	272	43,351,758	19.06	8.227	628	80.51
8.500 - 8.999	352	50,528,037	22.21	8.701	610	80.95
9.000 - 9.499	135	17,800,917	7.83	9.215	608	83.45
9.500 - 9.999	133	16,230,125	7.14	9.690	603	86.59
10.000 - 10.499	31	3,572,861	1.57	10.124	588	90.28
10.500 - 10.999	29	3,008,490	1.32	10.672	589	90.13
11.000 - 11.499	10	1,031,807	0.45	11.192	590	97.41
11.500 - 11.999	7	510,051	0.22	11.616	610	96.71
12.000 - 12.499	3	181,890	0.08	12.073	590	100.00
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	4	1,063,233	0.47	8.241	612	79.16
1.500	1	146,795	0.06	8.775	649	79.99
2.000	9	1,677,327	0.74	7.964	646	79.18
3.000	1,502	224,564,149	98.73	8.285	625	80.85
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,509	226,108,845	99.41	8.286	625	80.80
1.500	7	1,342,659	0.59	7.702	640	84.52
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	2	325,962	0.14	7.472	610	80.00
5.000 - 5.499	2	120,160	0.05	9.197	615	84.87
6.000 - 6.499	1,502	225,234,951	99.03	8.289	625	80.81
6.500 - 6.999	2	221,784	0.10	7.774	625	76.77
7.000 - 7.499	8	1,548,646	0.68	7.542	635	83.31
Total:	1,516	227,451,504	100.00	8.283	625	80.83
*ARM Loans Only

DESCRIPTION OF THE GROUP 1A COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	523	69,802,496	27.19	8.530	625	80.74
6	1	194,599	0.08	8.500	600	80.00
12	28	3,955,751	1.54	8.596	645	82.74
24	793	109,465,020	42.64	8.343	628	81.40
36	579	73,323,111	28.56	8.301	626	81.16
Total:	1,924	256,740,978	100.00	8.386	627	81.17

DESCRIPTION OF THE GROUP 1B COLLATERAL

SUMMARY - GROUP 1B POOL*

Number of Mortgage Loans	1,222	Index Type:
Aggregate Principal Balance	$157,085,662	6 Month LIBOR:	80.55%
Conforming Principal Balance Loans	$157,085,662	Fixed Rate:	19.45%
Average Principal Balance:	$128,548	W.A. Initial Periodic Cap:[1]	2.989%
Range:	$9,991 - $419,760	W.A. Subsequent Periodic Cap:[1]	1.003%
W.A. Coupon:	8.379%	W.A. Lifetime Rate Cap:[1]	5.997%
Range:	5.875% - 12.990%	Property Type:
W.A. Gross Margin:[1]	5.515%	Single Family:	65.88%
Range:[1]	2.990% - 7.950%	PUD:	20.59%
W.A. Remaining Term (months):	349	Condo:	5.54%
Range (months):	173 - 360	2-4 Family:	7.90%
W.A. Seasoning (months):	2	Rowhouse:	0.09%
Latest Maturity Date:	September 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	99.24%
Minnesota:	10.50%	Investment:	0.59%
Michigan:	8.30%	Second Home:	0.17%
Illinois:	7.87%	Documentation Status:
Texas:	7.17%	Full:	75.21%
Florida:	6.41%	Limited:	24.79%
W.A. Original Combined LTV:	81.92%	None:	0.00%
Range:	22.44% - 100.00%	Non-Zero W.A. Prepayment Penalty - Term (months):	29
First Liens:	95.07%	Loans with Prepay Penalties:	70.35%
Second Liens:	4.93%	Interest Only Loans:	18.95%
Non-Balloon Loans:	81.68%	Non-Zero W.A. Interest Only Term (months):	60
Non-Zero W.A. FICO Score:	633
* Subject to a permitted variance of +/- 10%
1  ARM loans only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	21	1,101,819	0.70	10.829	634	94.03
Fixed - 20 Year	5	151,059	0.10	11.601	641	99.28
Fixed - 30 Year	148	19,909,036	12.67	8.340	634	80.42
Balloon - 15/30	164	6,206,620	3.95	11.333	642	99.32
Balloon - 20/30	11	379,868	0.24	11.362	643	99.50
Balloon - 30/40	17	2,805,330	1.79	8.032	644	81.84
ARM - 1 Year/6 Month	3	429,321	0.27	8.290	612	79.03
ARM - 1 Year/6 Month 30/40 Balloon	3	484,477	0.31	8.524	623	91.41
ARM - 1 Year/6 Month IO	4	933,288	0.59	8.383	669	82.87
ARM - 2 Year/6 Month	479	63,844,193	40.64	8.430	623	82.05
ARM - 2 Year/6 Month IO	119	21,905,759	13.95	7.596	669	79.56
ARM - 2 Year/6 Month 30/40 Balloon	83	13,998,950	8.91	8.371	621	81.39
ARM - 2 Year/6 Month 30/50 Balloon	5	948,407	0.60	9.008	635	79.77
ARM - 3 Year/6 Month	93	11,985,979	7.63	8.274	616	80.27
ARM - 3 Year/6 Month IO	27	5,036,594	3.21	7.842	660	81.08
ARM - 3 Year/6 Month 30/40 Balloon	22	3,840,127	2.44	7.967	617	77.76
ARM - 3 Year/6 Month 30/50 Balloon	1	107,991	0.07	9.000	604	80.00
ARM - 5 Year/6 Month	7	1,124,451	0.72	7.925	636	77.75
ARM - 5 Year/6 Month IO	10	1,892,393	1.20	7.578	663	78.63
Total:	1,222	157,085,662	100.00	8.379	633	81.92

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,062	127,317,628	81.05	8.547	625	82.40
60	160	29,768,034	18.95	7.661	667	79.86
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	175	5,524,439	3.52	11.087	637	97.04
50,000.01 - 100,000.00	267	20,426,011	13.00	9.149	618	83.51
100,000.01 - 150,000.00	370	45,914,254	29.23	8.352	628	80.82
150,000.01 - 200,000.00	225	39,132,629	24.91	8.108	637	82.08
200,000.01 - 250,000.00	116	25,674,611	16.34	7.905	637	79.74
250,000.01 - 300,000.00	48	13,221,327	8.42	8.023	647	81.29
300,000.01 - 350,000.00	13	4,122,130	2.62	8.017	630	79.17
350,000.01 - 400,000.00	6	2,234,501	1.42	8.095	671	84.52
400,000.01 - 450,000.00	2	835,760	0.53	8.564	682	80.00
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	175	5,524,439	3.52	11.087	637	97.04
50,000.01 - 100,000.00	269	20,625,704	13.13	9.146	618	83.43
100,000.01 - 150,000.00	368	45,714,561	29.10	8.350	628	80.85
150,000.01 - 200,000.00	225	39,132,629	24.91	8.108	637	82.08
200,000.01 - 250,000.00	117	25,924,413	16.50	7.890	637	79.74
250,000.01 - 300,000.00	47	12,971,525	8.26	8.055	646	81.31
300,000.01 - 350,000.00	13	4,122,130	2.62	8.017	630	79.17
350,000.01 - 400,000.00	6	2,234,501	1.42	8.095	671	84.52
400,000.01 - 450,000.00	2	835,760	0.53	8.564	682	80.00
Total:	1,222	157,085,662	100.00	8.379	633	81.92

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	185	7,308,439	4.65	11.257	641	98.52
181 - 240	16	530,927	0.34	11.430	643	99.44
301 - 360	1,021	149,246,296	95.01	8.227	633	81.05
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	2	428,703	0.27	5.875	645	72.26
6.000 - 6.499	10	1,888,933	1.20	6.223	656	74.88
6.500 - 6.999	59	10,637,821	6.77	6.728	672	78.69
7.000 - 7.499	122	20,470,284	13.03	7.230	663	78.99
7.500 - 7.999	203	32,049,683	20.40	7.738	647	78.85
8.000 - 8.499	181	26,209,490	16.68	8.215	629	80.27
8.500 - 8.999	207	28,802,456	18.34	8.711	617	80.83
9.000 - 9.499	85	10,924,962	6.95	9.172	601	83.11
9.500 - 9.999	111	11,815,958	7.52	9.698	601	87.94
10.000 - 10.499	49	4,424,355	2.82	10.231	608	92.29
10.500 - 10.999	35	2,494,419	1.59	10.720	628	96.61
11.000 - 11.499	44	2,303,484	1.47	11.184	633	99.29
11.500 - 11.999	60	2,688,402	1.71	11.729	621	98.77
12.000 - 12.499	32	1,196,790	0.76	12.136	613	99.05
12.500 - 12.999	22	749,920	0.48	12.779	606	98.97
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	18	2,414,311	1.54	7.993	629	39.93
50.01 - 55.00	3	445,352	0.28	7.624	633	54.06
55.01 - 60.00	9	1,403,445	0.89	8.413	599	57.16
60.01 - 65.00	28	3,980,390	2.53	7.942	615	63.49
65.01 - 70.00	15	2,337,666	1.49	7.923	621	68.23
70.01 - 75.00	28	4,048,046	2.58	8.189	598	74.15
75.01 - 80.00	689	101,291,775	64.48	7.980	639	79.88
80.01 - 85.00	47	7,521,635	4.79	8.721	594	84.38
85.01 - 90.00	69	9,235,696	5.88	8.820	621	89.53
90.01 - 95.00	48	6,761,999	4.30	8.888	638	94.65
95.01 - 100.00	268	17,645,346	11.23	10.371	635	99.91
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
525 - 549	19	2,629,740	1.67	9.280	543	73.02
550 - 574	67	8,369,899	5.33	9.162	564	78.45
575 - 599	234	27,339,092	17.40	8.986	588	82.17
600 - 624	249	30,980,654	19.72	8.684	611	81.79
625 - 649	280	36,378,188	23.16	8.218	639	83.57
650 - 674	193	25,307,902	16.11	7.933	662	81.95
675 - 699	99	14,178,702	9.03	7.705	685	81.95
700 - 724	48	7,349,742	4.68	7.667	709	83.18
725 - 749	21	2,861,523	1.82	7.799	734	78.55
750 - 774	9	1,222,979	0.78	7.530	756	72.52
775 - 799	3	467,240	0.30	7.713	784	82.91
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Minnesota	117	16,486,280	10.50	7.977	644	81.68
Michigan	132	13,039,439	8.30	8.893	624	85.11
Illinois	98	12,368,119	7.87	8.691	631	81.74
Texas	96	11,263,300	7.17	7.919	630	80.98
Florida	73	10,076,225	6.41	8.062	641	80.58
California	44	9,335,653	5.94	7.777	651	74.47
Wisconsin	75	7,836,982	4.99	8.605	626	84.13
Arizona	45	6,919,852	4.41	8.013	651	79.89
Ohio	68	6,352,033	4.04	8.665	623	83.84
Washington	32	5,790,000	3.69	8.068	642	78.68
Georgia	53	5,353,674	3.41	9.314	615	85.94
Virginia	27	4,554,115	2.90	8.087	635	78.98
Colorado	27	4,401,609	2.80	7.590	651	80.27
Maryland	24	4,341,447	2.76	8.539	628	80.84
Missouri	40	4,001,746	2.55	8.940	638	86.65
Pennsylvania	25	2,842,874	1.81	8.709	619	83.86
Tennessee	23	2,726,188	1.74	8.314	636	85.71
Nevada	14	2,647,857	1.69	7.869	660	80.73
Kentucky	22	2,425,945	1.54	8.878	616	83.07
New Jersey	12	2,374,480	1.51	8.501	615	78.76
Indiana	25	2,243,378	1.43	8.832	604	85.61
Connecticut	11	2,136,620	1.36	8.251	636	81.28
Oregon	10	1,655,764	1.05	7.998	641	81.05
Oklahoma	12	1,331,820	0.85	9.064	610	87.56
North Carolina	11	1,279,321	0.81	9.428	601	83.57
Utah	11	1,261,995	0.80	8.288	631	83.10
Mississippi	9	1,190,182	0.76	8.759	615	86.83
Kansas	9	1,100,872	0.70	8.721	621	81.49
Louisiana	12	1,025,447	0.65	9.036	604	84.47
New Mexico	7	917,882	0.58	8.518	615	82.35
Massachusetts	4	905,725	0.58	8.584	613	80.00
South Carolina	7	846,254	0.54	8.834	631	86.49
District of Columbia	4	815,252	0.52	8.053	655	80.00
New York	3	778,811	0.50	9.417	648	79.03
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP 1B COLLATERAL

Geographic Distribution (Continued)

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Iowa	8	766,567	0.49	9.047	614	84.92
Alabama	7	750,814	0.48	8.994	624	82.87
Idaho	5	618,678	0.39	8.151	633	86.20
Arkansas	5	508,337	0.32	8.454	626	82.67
Hawaii	1	300,000	0.19	7.250	663	78.95
West Virginia	3	287,092	0.18	8.841	624	92.79
Delaware	1	280,000	0.18	10.250	601	100.00
Montana	2	237,812	0.15	9.500	601	86.05
Rhode Island	1	195,736	0.12	8.000	649	80.00
South Dakota	2	144,779	0.09	9.789	610	83.99
New Hampshire	1	137,341	0.09	8.750	601	87.30
Wyoming	1	118,345	0.08	8.750	599	80.00
Nebraska	3	113,021	0.07	9.327	695	87.61
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,213	155,888,856	99.24	8.376	633	81.95
Investment	8	928,288	0.59	8.606	648	75.10
Second Home	1	268,518	0.17	9.505	601	90.00
Total:	1,222	157,085,662	100.00	8.379	633	81.92

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	961	118,147,085	75.21	8.424	625	82.39
Limited Documentation	261	38,938,577	24.79	8.244	659	80.51
Total:	1,222	157,085,662	100.00	8.379	633	81.92

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	746	88,965,522	56.64	8.303	641	82.70
Refinance - Cashout	362	52,362,472	33.33	8.496	620	80.06
Refinance - Rate Term	114	15,757,668	10.03	8.418	632	83.73
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	856	103,491,186	65.88	8.536	626	82.48
PUD	221	32,339,493	20.59	7.945	645	81.20
2-4 Family	70	12,405,540	7.90	8.254	653	80.21
Condo	74	8,706,430	5.54	8.312	643	80.40
Rowhouse	1	143,012	0.09	8.125	562	80.00
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 1B COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
May 2007	1	182,848	0.14	7.125	657	80.00
June 2007	1	167,904	0.13	9.250	629	100.00
July 2007	4	976,431	0.77	8.447	662	81.00
August 2007	4	519,903	0.41	8.480	610	86.64
April 2008	8	1,034,446	0.82	8.272	619	80.21
May 2008	55	7,320,673	5.79	8.181	634	80.40
June 2008	89	13,636,725	10.78	8.159	639	80.70
July 2008	255	38,300,283	30.27	8.215	630	81.50
August 2008	227	32,985,036	26.07	8.309	635	81.86
September 2008	52	7,420,147	5.86	8.347	626	81.16
April 2009	1	119,591	0.09	7.990	599	80.00
May 2009	9	1,338,222	1.06	8.473	621	80.00
June 2009	22	3,207,501	2.53	8.211	624	79.97
July 2009	53	8,598,904	6.80	7.903	632	77.96
August 2009	49	6,400,022	5.06	8.261	625	81.95
September 2009	9	1,306,450	1.03	8.251	615	83.96
May 2011	1	224,739	0.18	7.750	601	72.90
June 2011	1	180,000	0.14	8.125	655	80.00
July 2011	4	555,057	0.44	7.630	666	78.32
August 2011	10	1,737,048	1.37	7.537	660	78.51
September 2011	1	320,000	0.25	8.500	630	80.00
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	126,172	0.10	7.990	683	80.00
3.000 - 3.499	1	323,826	0.26	6.625	675	80.00
3.500 - 3.999	2	236,585	0.19	9.232	590	47.08
4.000 - 4.499	79	11,671,215	9.22	7.899	635	79.67
4.500 - 4.999	16	2,430,907	1.92	7.701	644	73.81
5.000 - 5.499	494	75,201,113	59.43	7.976	637	78.45
5.500 - 5.999	100	15,338,397	12.12	8.596	616	86.04
6.000 - 6.499	39	4,923,401	3.89	8.404	629	83.90
6.500 - 6.999	92	12,090,266	9.56	9.086	630	91.97
7.000 - 7.499	16	2,075,016	1.64	9.443	595	82.00
7.500 - 7.999	16	2,115,033	1.67	9.745	600	91.92
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	196,313	0.16	7.000	703	80.00
11.000 - 11.499	2	219,679	0.17	8.218	646	89.09
11.500 - 11.999	2	428,703	0.34	5.875	645	72.26
12.000 - 12.499	9	1,629,195	1.29	6.258	661	76.83
12.500 - 12.999	41	7,241,264	5.72	6.706	675	80.47
13.000 - 13.499	106	17,774,854	14.05	7.219	662	78.95
13.500 - 13.999	178	28,059,868	22.18	7.731	646	78.87
14.000 - 14.499	150	22,740,411	17.97	8.204	629	80.08
14.500 - 14.999	177	25,186,561	19.91	8.706	617	81.32
15.000 - 15.499	63	7,944,794	6.28	9.177	596	81.63
15.500 - 15.999	82	10,037,859	7.93	9.640	598	87.66
16.000 - 16.499	19	2,473,231	1.95	10.260	595	91.28
16.500 - 16.999	13	1,365,503	1.08	10.675	603	94.35
17.000 - 17.499	6	500,092	0.40	11.156	592	100.00
17.500 - 17.999	6	654,449	0.52	11.696	593	100.00
18.000 - 18.499	1	79,154	0.06	12.000	574	90.00
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	2	428,703	0.34	5.875	645	72.26
6.000 - 6.499	10	1,888,933	1.49	6.223	656	74.88
6.500 - 6.999	41	7,241,264	5.72	6.706	675	80.47
7.000 - 7.499	107	17,949,359	14.19	7.229	663	79.21
7.500 - 7.999	180	28,551,411	22.56	7.735	645	78.89
8.000 - 8.499	149	22,230,617	17.57	8.224	629	80.17
8.500 - 8.999	178	25,362,224	20.04	8.705	617	81.42
9.000 - 9.499	63	7,944,794	6.28	9.177	596	81.63
9.500 - 9.999	81	9,862,197	7.79	9.660	597	87.53
10.000 - 10.499	19	2,473,231	1.95	10.260	595	91.28
10.500 - 10.999	13	1,365,503	1.08	10.675	603	94.35
11.000 - 11.499	6	500,092	0.40	11.156	592	100.00
11.500 - 11.999	6	654,449	0.52	11.696	593	100.00
12.000 - 12.499	1	79,154	0.06	12.000	574	90.00
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	135,936	0.11	9.700	656	80.00
2.000	5	1,068,594	0.84	8.291	661	84.00
3.000	850	125,327,400	99.05	8.212	632	81.10
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	853	125,939,030	99.53	8.219	632	81.14
1.500	2	435,401	0.34	7.009	620	75.70
2.000	1	157,500	0.12	7.875	641	90.00
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	3	415,992	0.33	7.643	673	84.80
5.000 - 5.499	1	86,306	0.07	8.200	648	80.00
6.000 - 6.499	846	124,778,454	98.61	8.224	632	81.14
6.500 - 6.999	2	491,543	0.39	7.943	598	80.00
7.000 - 7.499	4	759,636	0.60	7.097	635	77.54
Total:	856	126,531,930	100.00	8.214	632	81.13
*ARM Loans Only

DESCRIPTION OF THE GROUP 1B COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	351	46,573,757	29.65	8.578	630	82.72
6	1	99,929	0.06	7.250	651	64.94
12	21	2,797,681	1.78	8.500	648	81.82
24	482	62,061,884	39.51	8.304	636	81.69
36	367	45,552,411	29.00	8.274	632	81.46
Total:	1,222	157,085,662	100.00	8.379	633	81.92

DESCRIPTION OF THE GROUP 2 COLLATERAL

SUMMARY - GROUP 2 POOL*

Number of Mortgage Loans	2,069	Index Type:
Aggregate Principal Balance	$394,679,210	6 Month LIBOR:	85.41%
Conforming Principal Balance Loans	$223,984,350	Fixed Rate:	14.59%
Average Principal Balance:	$190,758	W.A. Initial Periodic Cap:[1]	2.973%
Range:	$10,995 - $1,198,400	W.A. Subsequent Periodic Cap:[1]	1.005%
W.A. Coupon:	8.202%	W.A. Lifetime Rate Cap:[1]	5.994%
Range:	5.500% - 13.750%	Property Type:
W.A. Gross Margin:[1]	5.469%	Single Family:	58.15%
Range:[1]	2.250% - 8.000%	PUD:	29.85%
W.A. Remaining Term (months):	343	Condo:	7.90%
Range (months):	167 - 360	2-4 Family:	4.10%
W.A. Seasoning (months):	2	Occupancy Status:
Latest Maturity Date:	September 1, 2036	Primary:	98.95%
State Concentration (Top 5):		Investment:	0.77%
California:	36.26%	Second Home:	0.27%
Florida:	8.93%	Documentation Status:
Arizona:	5.55%	Limited:	46.02%
Texas:	4.54%	Full:	45.60%
Nevada:	4.31%	None:	8.39%
W.A. Original Combined LTV:	81.94%	Non-Zero W.A. Prepayment Penalty - Term (months):	27
Range:	20.83% - 100.00%	Loans with Prepay Penalties:	73.96%
First Liens:	91.88%	Interest Only Loans:	55.12%
Second Liens:	8.12%	Non-Zero W.A. Interest Only Term (months):	60
Non-Balloon Loans:	83.12%
Non-Zero W.A. FICO Score:	650
* Subject to a permitted variance of +/- 10%
1 ARM loans only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	29	1,448,714	0.37	10.115	627	86.67
Fixed - 20 Year	14	611,541	0.15	11.331	624	99.75
Fixed - 30 Year	111	19,968,624	5.06	7.879	665	79.27
Balloon - 15/30	591	30,454,595	7.72	11.120	650	99.26
Balloon - 20/30	4	223,357	0.06	12.367	626	99.57
Balloon - 30/40	17	4,878,161	1.24	7.867	654	78.11
ARM - 6 Month IO	4	2,071,200	0.52	8.430	641	79.95
ARM - 1 Year/6 Month	6	1,612,784	0.41	7.827	634	79.14
ARM - 1 Year/6 Month 30/40 Balloon	2	743,910	0.19	8.585	613	72.62
ARM - 1 Year/6 Month IO	8	3,500,736	0.89	8.458	641	80.02
ARM - 2 Year/6 Month	378	68,283,035	17.30	8.291	645	81.99
ARM - 2 Year/6 Month IO	572	175,814,508	44.55	7.812	655	79.79
ARM - 2 Year/6 Month 30/40 Balloon	78	25,185,356	6.38	8.355	635	81.36
ARM - 2 Year/6 Month 30/50 Balloon	10	2,725,104	0.69	8.298	640	84.01
ARM - 3 Year/6 Month	84	16,852,195	4.27	7.928	646	81.54
ARM - 3 Year/6 Month IO	127	32,232,176	8.17	7.579	646	80.79
ARM - 3 Year/6 Month 30/40 Balloon	7	1,929,220	0.49	7.794	604	74.01
ARM - 5 Year/6 Month	8	1,738,943	0.44	7.609	676	78.03
ARM - 5 Year/6 Month IO	17	3,909,163	0.99	7.637	664	80.47
ARM - 5 Year/6 Month 30/40 Balloon	1	135,953	0.03	7.375	715	80.00
ARM - 5 Year/6 Month 30/50 Balloon	1	359,934	0.09	7.000	711	79.12
Total:	2,069	394,679,210	100.00	8.202	650	81.94

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,341	177,151,426	44.88	8.706	646	84.37
60	728	217,527,784	55.12	7.791	653	79.96
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Principal Balance at Origination

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	428	14,371,823	3.64	11.170	634	96.23
50,000.01 - 100,000.00	365	26,215,971	6.64	10.032	635	90.50
100,000.01 - 150,000.00	248	30,878,489	7.82	8.466	642	82.96
150,000.01 - 200,000.00	234	40,883,594	10.36	8.111	641	81.48
200,000.01 - 250,000.00	207	46,217,563	11.71	7.934	647	81.15
250,000.01 - 300,000.00	146	40,007,842	10.14	7.708	653	81.00
300,000.01 - 350,000.00	118	38,305,370	9.71	7.825	653	80.67
350,000.01 - 400,000.00	112	42,012,668	10.64	7.906	642	80.74
400,000.01 - 450,000.00	55	23,446,130	5.94	7.806	662	80.80
450,000.01 - 500,000.00	54	25,638,088	6.50	8.062	650	81.13
500,000.01 - 550,000.00	29	15,231,713	3.86	7.994	651	78.81
550,000.01 - 600,000.00	29	16,705,527	4.23	7.669	665	76.97
600,000.01 - 650,000.00	11	6,837,249	1.73	8.234	650	81.84
650,000.01 - 700,000.00	6	4,068,401	1.03	7.264	686	80.00
700,000.01 - 750,000.00	7	5,046,814	1.28	8.283	670	82.59
750,000.01 - 800,000.00	5	3,880,942	0.98	7.857	643	84.05
800,000.01 - 850,000.00	1	840,000	0.21	7.990	706	80.00
850,000.01 - 900,000.00	2	1,755,000	0.44	8.309	674	76.01
900,000.01 - 950,000.00	4	3,703,746	0.94	7.806	680	79.79
950,000.01 - 1,000,000.00	3	2,960,000	0.75	7.748	679	64.42
Greater than or equal to 1,000,000.01	5	5,672,281	1.44	7.517	731	77.97
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	428	14,371,823	3.64	11.170	634	96.23
50,000.01 - 100,000.00	365	26,215,971	6.64	10.032	635	90.50
100,000.01 - 150,000.00	248	30,878,489	7.82	8.466	642	82.96
150,000.01 - 200,000.00	234	40,883,594	10.36	8.111	641	81.48
200,000.01 - 250,000.00	207	46,217,563	11.71	7.934	647	81.15
250,000.01 - 300,000.00	146	40,007,842	10.14	7.708	653	81.00
300,000.01 - 350,000.00	118	38,305,370	9.71	7.825	653	80.67
350,000.01 - 400,000.00	112	42,012,668	10.64	7.906	642	80.74
400,000.01 - 450,000.00	55	23,446,130	5.94	7.806	662	80.80
450,000.01 - 500,000.00	54	25,638,088	6.50	8.062	650	81.13
500,000.01 - 550,000.00	29	15,231,713	3.86	7.994	651	78.81
550,000.01 - 600,000.00	29	16,705,527	4.23	7.669	665	76.97
600,000.01 - 650,000.00	11	6,837,249	1.73	8.234	650	81.84
650,000.01 - 700,000.00	6	4,068,401	1.03	7.264	686	80.00
700,000.01 - 750,000.00	7	5,046,814	1.28	8.283	670	82.59
750,000.01 - 800,000.00	5	3,880,942	0.98	7.857	643	84.05
800,000.01 - 850,000.00	1	840,000	0.21	7.990	706	80.00
850,000.01 - 900,000.00	2	1,755,000	0.44	8.309	674	76.01
900,000.01 - 950,000.00	4	3,703,746	0.94	7.806	680	79.79
950,000.01 - 1,000,000.00	3	2,960,000	0.75	7.748	679	64.42
Greater than or equal to 1,000,000.01	5	5,672,281	1.44	7.517	731	77.97
Total:	2,069	394,679,210	100.00	8.202	650	81.94

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	620	31,903,310	8.08	11.074	649	98.69
181 - 240	18	834,897	0.21	11.608	625	99.70
301 - 360	1,431	361,941,003	91.71	7.940	650	80.42
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	5	1,790,387	0.45	5.825	759	68.54
6.000 - 6.499	30	8,118,504	2.06	6.252	666	79.94
6.500 - 6.999	117	34,283,800	8.69	6.754	672	79.46
7.000 - 7.499	212	57,995,796	14.69	7.228	666	79.44
7.500 - 7.999	375	108,736,313	27.55	7.713	656	78.53
8.000 - 8.499	263	63,039,688	15.97	8.202	642	81.04
8.500 - 8.999	198	44,908,214	11.38	8.696	635	81.94
9.000 - 9.499	106	20,124,247	5.10	9.194	623	84.18
9.500 - 9.999	172	21,766,798	5.52	9.701	625	87.61
10.000 - 10.499	90	6,988,809	1.77	10.244	643	92.73
10.500 - 10.999	98	7,299,158	1.85	10.747	662	96.00
11.000 - 11.499	115	6,552,982	1.66	11.243	653	99.78
11.500 - 11.999	127	6,148,103	1.56	11.695	636	99.81
12.000 - 12.499	65	3,519,791	0.89	12.188	613	100.00
12.500 - 12.999	55	1,877,676	0.48	12.726	592	99.88
13.000 - 13.499	31	1,111,139	0.28	13.134	595	98.58
13.500 - 13.999	10	417,804	0.11	13.532	593	100.00
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	20	2,850,745	0.72	7.966	635	42.06
50.01 - 55.00	5	455,822	0.12	7.390	657	52.87
55.01 - 60.00	13	2,885,286	0.73	7.800	633	58.32
60.01 - 65.00	20	5,553,085	1.41	8.146	625	63.40
65.01 - 70.00	23	6,413,389	1.62	8.110	661	68.64
70.01 - 75.00	28	9,943,205	2.52	7.706	653	73.63
75.01 - 80.00	1,123	287,253,619	72.78	7.780	653	79.96
80.01 - 85.00	39	10,256,365	2.60	8.447	616	84.51
85.01 - 90.00	86	18,273,279	4.63	9.079	629	89.71
90.01 - 95.00	55	9,483,880	2.40	9.102	652	94.58
95.01 - 100.00	657	41,310,534	10.47	10.671	650	99.96
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	1	99,200	0.03	8.375	516	80.00
525 - 549	22	2,465,357	0.62	9.156	543	80.00
550 - 574	36	6,211,526	1.57	8.887	562	75.79
575 - 599	332	44,829,994	11.36	9.016	588	82.28
600 - 624	387	65,616,757	16.63	8.508	612	82.48
625 - 649	424	83,007,404	21.03	8.184	639	82.45
650 - 674	417	89,963,536	22.79	7.948	662	81.34
675 - 699	225	47,397,482	12.01	7.731	685	82.06
700 - 724	125	29,777,042	7.54	7.921	710	82.66
725 - 749	59	14,604,608	3.70	8.010	735	81.17
750 - 774	36	7,752,091	1.96	7.825	761	83.14
775 - 799	4	2,846,427	0.72	7.310	789	73.99
800 - 824	1	107,787	0.03	8.125	802	80.00
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	439	143,097,062	36.26	7.848	659	80.84
Florida	195	35,235,541	8.93	8.200	651	81.79
Arizona	102	21,899,289	5.55	8.123	640	78.78
Texas	140	17,938,069	4.54	8.090	638	82.14
Nevada	74	17,002,686	4.31	7.895	655	80.81
Michigan	165	16,957,111	4.30	9.007	648	84.29
Illinois	74	16,953,749	4.30	8.595	663	83.34
Ohio	180	15,548,354	3.94	8.396	628	85.05
Maryland	65	14,989,471	3.80	8.524	644	83.74
Minnesota	89	13,162,782	3.34	8.475	644	83.62
Virginia	60	13,000,020	3.29	8.228	645	83.17
Georgia	53	7,121,414	1.80	9.070	635	85.99
Missouri	56	6,665,006	1.69	9.165	642	87.00
Tennessee	47	6,630,716	1.68	7.799	643	81.96
Colorado	33	6,416,727	1.63	8.248	648	83.31
Washington	25	5,404,355	1.37	8.068	650	78.91
Wisconsin	52	5,204,680	1.32	8.978	644	86.80
New York	9	2,889,703	0.73	8.390	658	78.38
Oregon	16	2,729,713	0.69	8.153	647	81.47
New Jersey	9	2,514,362	0.64	8.996	618	78.56
Utah	13	2,334,948	0.59	8.437	657	88.30
Hawaii	4	2,075,985	0.53	7.495	727	74.70
Kentucky	25	1,957,836	0.50	9.093	621	80.80
Pennsylvania	18	1,918,995	0.49	9.074	657	86.06
New Mexico	9	1,731,189	0.44	8.458	637	79.98
North Carolina	13	1,571,659	0.40	9.011	632	81.88
District of Columbia	9	1,429,298	0.36	8.832	639	78.51
Massachusetts	5	1,138,029	0.29	9.277	650	82.17
Connecticut	5	1,086,019	0.28	8.273	669	86.90
South Carolina	7	1,000,196	0.25	7.808	635	77.32
Louisiana	10	822,592	0.21	8.877	596	75.52
Arkansas	7	765,341	0.19	9.844	615	87.77
Indiana	9	675,613	0.17	9.091	625	80.67
Mississippi	10	653,288	0.17	9.077	605	86.69
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution (Continued)

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Kansas	7	529,829	0.13	9.129	595	81.46
West Virginia	2	451,737	0.11	8.274	642	83.99
Rhode Island	3	450,930	0.11	9.501	619	87.01
Idaho	3	424,120	0.11	7.813	645	80.97
Iowa	3	417,322	0.11	8.050	645	87.73
Alabama	8	408,167	0.10	10.440	621	91.83
Delaware	2	273,964	0.07	8.388	657	84.86
Alaska	1	257,920	0.07	8.375	607	80.00
Nebraska	3	242,177	0.06	8.704	631	83.08
Oklahoma	5	207,070	0.05	9.536	639	88.02
Montana	2	158,846	0.04	8.864	582	73.45
Maine	1	147,500	0.04	9.625	540	84.77
Wyoming	1	135,707	0.03	7.250	632	80.00
North Dakota	1	52,122	0.01	8.250	622	95.00
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,038	390,549,472	98.95	8.194	650	81.94
Investment	26	3,052,814	0.77	8.953	666	81.92
Second Home	5	1,076,923	0.27	8.932	647	81.83
Total:	2,069	394,679,210	100.00	8.202	650	81.94

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Limited Documentation	774	181,623,631	46.02	8.204	667	81.94
Full Documentation	1,153	179,959,501	45.60	8.197	629	82.41
No Documentation	142	33,096,078	8.39	8.213	668	79.38
Total:	2,069	394,679,210	100.00	8.202	650	81.94

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,747	327,795,227	83.05	8.171	654	82.51
Refinance - Cashout	262	58,044,294	14.71	8.322	630	78.68
Refinance - Rate Term	60	8,839,689	2.24	8.555	627	82.10
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,238	229,504,253	58.15	8.263	651	81.81
PUD	601	117,794,555	29.85	8.057	645	81.85
Condo	159	31,196,828	7.90	8.273	654	83.20
2-4 Family	71	16,183,574	4.10	8.253	666	81.91
Total:	2,069	394,679,210	100.00	8.202	650	81.94

DESCRIPTION OF THE GROUP 2 COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
January 2007	1	324,000	0.10	7.500	651	80.00
February 2007	2	1,027,200	0.30	8.586	638	79.90
March 2007	1	720,000	0.21	8.625	642	80.00
June 2007	2	515,834	0.15	8.221	715	86.79
July 2007	8	2,349,538	0.70	8.324	608	78.03
August 2007	4	1,353,308	0.40	8.294	628	84.30
September 2007	2	1,638,750	0.49	8.295	656	72.98
February 2008	1	483,735	0.14	7.750	645	80.00
March 2008	4	1,271,978	0.38	7.339	641	73.45
April 2008	7	2,034,596	0.60	7.803	702	80.53
May 2008	71	17,988,454	5.34	7.767	652	79.88
June 2008	157	38,466,785	11.41	7.943	645	80.27
July 2008	352	93,818,974	27.83	7.935	650	79.99
August 2008	366	98,586,424	29.25	8.055	652	81.15
September 2008	80	19,357,058	5.74	8.262	647	81.63
April 2009	1	385,996	0.11	9.625	617	89.77
May 2009	13	2,752,426	0.82	7.832	636	83.37
June 2009	27	6,674,961	1.98	7.934	647	81.18
July 2009	74	18,509,646	5.49	7.642	648	80.78
August 2009	81	18,297,239	5.43	7.600	645	79.63
September 2009	22	4,393,323	1.30	7.780	623	82.57
May 2011	2	483,200	0.14	7.517	675	80.00
June 2011	2	456,042	0.14	7.251	677	80.00
July 2011	9	2,061,837	0.61	7.184	686	79.80
August 2011	13	2,910,915	0.86	7.941	658	79.49
September 2011	1	232,000	0.07	7.500	697	80.00
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	2	564,400	0.17	6.891	668	80.00
2.500 - 2.999	1	182,559	0.05	8.980	584	80.00
3.500 - 3.999	3	344,220	0.10	7.068	633	77.18
4.000 - 4.499	69	15,893,783	4.71	7.526	661	79.40
4.500 - 4.999	21	6,517,814	1.93	7.949	651	79.80
5.000 - 5.499	943	246,432,969	73.11	7.779	650	79.23
5.500 - 5.999	120	32,770,188	9.72	8.687	636	85.66
6.000 - 6.499	27	6,716,274	1.99	8.218	661	76.52
6.500 - 6.999	95	23,759,353	7.05	8.710	656	88.63
7.000 - 7.499	12	2,183,287	0.65	8.718	586	80.58
7.500 - 7.999	8	1,417,773	0.42	9.123	613	84.85
8.000 - 8.499	2	311,598	0.09	9.845	593	89.30
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.000 - 9.499	3	552,372	0.16	6.300	671	80.00
9.500 - 9.999	2	425,982	0.13	6.875	626	80.00
10.000 - 10.499	2	340,778	0.10	7.375	623	80.00
10.500 - 10.999	1	209,792	0.06	7.625	606	80.00
11.000 - 11.499	1	167,920	0.05	8.125	601	80.00
11.500 - 11.999	3	638,360	0.19	5.736	696	74.65
12.000 - 12.499	21	5,677,342	1.68	6.311	661	79.96
12.500 - 12.999	100	30,503,454	9.05	6.757	671	79.62
13.000 - 13.499	186	51,388,801	15.24	7.219	664	79.52
13.500 - 13.999	348	102,563,884	30.43	7.710	656	78.64
14.000 - 14.499	239	60,072,760	17.82	8.164	644	81.31
14.500 - 14.999	185	43,659,271	12.95	8.666	634	81.54
15.000 - 15.499	91	19,075,756	5.66	9.162	625	84.15
15.500 - 15.999	81	16,654,522	4.94	9.676	614	85.15
16.000 - 16.499	20	2,806,855	0.83	10.239	610	86.01
16.500 - 16.999	16	1,905,219	0.57	10.697	633	90.26
17.000 - 17.499	2	328,000	0.10	11.314	600	100.00
17.500 - 17.999	1	70,179	0.02	11.875	584	100.00
19.000 - 19.499	1	52,970	0.02	12.100	580	100.00
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	3	638,360	0.19	5.736	696	74.65
6.000 - 6.499	25	6,614,897	1.96	6.228	659	79.93
6.500 - 6.999	101	30,497,579	9.05	6.748	671	79.62
7.000 - 7.499	189	52,732,347	15.64	7.230	665	79.53
7.500 - 7.999	353	104,127,423	30.89	7.710	656	78.66
8.000 - 8.499	241	60,175,191	17.85	8.194	643	81.30
8.500 - 8.999	180	41,898,335	12.43	8.690	634	81.57
9.000 - 9.499	90	18,555,756	5.50	9.187	623	84.26
9.500 - 9.999	81	16,691,106	4.95	9.679	614	85.25
10.000 - 10.499	20	2,806,855	0.83	10.239	610	86.01
10.500 - 10.999	16	1,905,219	0.57	10.697	633	90.26
11.000 - 11.499	2	328,000	0.10	11.314	600	100.00
11.500 - 11.999	1	70,179	0.02	11.875	584	100.00
12.000 - 12.499	1	52,970	0.02	12.100	580	100.00
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	4	2,071,200	0.61	8.430	641	79.95
1.500	1	271,122	0.08	7.975	690	80.00
2.000	15	5,410,402	1.61	8.272	629	80.10
3.000	1,282	328,966,068	97.59	7.937	650	80.53
5.000	1	375,426	0.11	7.375	738	80.00
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,295	333,811,650	99.03	7.952	649	80.53
1.500	8	3,282,568	0.97	7.240	665	79.92
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	9	1,696,844	0.50	7.005	635	80.00
4.000 - 4.499	1	275,640	0.08	8.125	646	80.00
5.000 - 5.499	2	526,808	0.16	7.906	622	83.60
6.000 - 6.499	1,278	329,914,825	97.87	7.956	650	80.53
6.500 - 6.999	2	802,462	0.24	8.308	568	79.45
7.000 - 7.499	11	3,877,639	1.15	7.393	659	80.21
Total:	1,303	337,094,218	100.00	7.945	649	80.52
*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	534	102,784,449	26.04	8.361	653	81.88
12	88	26,116,906	6.62	8.322	663	80.79
13	2	699,941	0.18	7.875	677	84.00
24	892	173,803,790	44.04	8.129	652	82.21
36	492	82,198,731	20.83	8.195	643	81.87
48	58	8,805,427	2.23	7.454	620	80.88
60	3	269,965	0.07	9.845	568	90.50
Total:	2,069	394,679,210	100.00	8.202	650	81.94

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Justice Asante	212-250-8595
Reta Chandra	212-250-2729

Standard & Poor’s Rating Service

Mark Goldenberg	212-438-1641
James Grundy	212-438-1962

Moody’s Investors Service, Inc.

Karen Ramallo	212-553-0370
Ketut Kesuma	212-553-7764